UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.    )
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Synthesis Energy Systems, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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SYNTHESIS ENERGY SYSTEMS, INC.
Three Riverway, Suite 300
Houston, Texas 77056
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held                     , 2011
You are cordially invited to attend a special meeting of the stockholders of Synthesis Energy Systems, Inc., which will be held at  _____  a.m. Central time on  _____, 2011, at our offices at Three Riverway, Suite 300, Houston, Texas 77056, for the purpose of approving the proposed sale to China Energy Industry Holdings Group Co., Ltd. in a private placement transaction of shares of our common stock, which would result in a change of control under applicable NASDAQ Listing Rules and require stockholder approval.
If you were a stockholder at the close of business on  _____, 2011, you are entitled to notice of and to vote at the meeting. A stockholders list will be available at our offices, Three Riverway, Suite 300, Houston, Texas 77056, for a period of ten days prior to the meeting or any adjournment or postponement of the meeting. The stockholders list will also be available for inspection at the meeting.
Your vote is important. Whether or not you plan to attend the meeting, we urge you to read the proxy statement carefully, and to use the instructions on the enclosed proxy card to vote by telephone or Internet or by signing, dating, and returning the enclosed proxy card in the postage-paid envelope provided. The prompt return of proxies will ensure a quorum and save us the expense of further solicitation.
The Board of Directors unanimously recommends that you vote “FOR” the proposal.

By Order of the Board of Directors,

Robert Rigdon
President and Chief Executive Officer
                    , 2011

SYNTHESIS ENERGY SYSTEMS, INC.
THREE RIVERWAY, SUITE 300
HOUSTON, TEXAS 77056
PROXY STATEMENT
Our Board of Directors (the “Board”) is soliciting proxies for a special meeting of our stockholders (the “Special Meeting”) to be held at our offices at Three Riverway, Suite 300, Houston, Texas 77056, on  _____, 2011, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice. This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about  _____, 2011. Stockholders are urged to read carefully the material in this proxy statement.
QUESTIONS AND ANSWERS
The Proposal
Q:	Why am I receiving this proxy statement?
A:
We sent you this proxy statement and the enclosed proxy card because the Board is soliciting proxies for a special meeting of stockholders. You are receiving a proxy statement because you owned shares of our common stock, par value $0.01 per share (“Common Stock”), on  _____, 2011, the record date for the Special Meeting (the “Record Date”), and that entitles you to vote at the Special Meeting. By use of a proxy, you can vote whether or not you attend the Special Meeting. This proxy statement describes the matter on which we would like you to vote and provides further information so that you can make an informed decision.

Q:	What will I be voting on?

A:
The sole proposal is to approve the change of control resulting from the proposed sale to China Energy Industry Holdings Group Co., Ltd. (“China Energy”) in a private placement transaction (the “Transaction”) of shares of our common stock pursuant to the terms of a Share Purchase Agreement dated March 31, 2011 (the “Purchase Agreement”) among us, China Energy and Zhongjixuan Investment Management Company Ltd. (“ZJX”).

Q:	Why are we seeking stockholder approval for the Transaction?

A:
Our Common Stock is listed on the NASDAQ Global Market, and therefore we are subject to the NASDAQ Listing Rules. Rule 5635(b) of the NASDAQ Listing Rules requires stockholder approval for any issuance of securities that would result in a “change of control” (the “NASDAQ Change of Control Rule”). NASDAQ presumes that if a stockholder acquires 20% or more of the common stock or voting power of a company, then absent other factors, such as the existence of a larger controlling stockholder, such transaction will be deemed to be a “change of control” requiring stockholder approval.

Q.	What is the Transaction?
A:
We will issue 37,254,475 shares of Common Stock to China Energy on the closing date of the Transaction in exchange for approximately $83.8 million pursuant to the terms of the Purchase Agreement. Within 20 business days after the accomplishment of the Milestone (as defined under “Background and Reasons for the Transaction” below), we shall further issue directly to China Energy an amount of shares of Common Stock which, when combined with the shares issued on the closing date, equals 60.0% of the issued and outstanding Common Stock on a fully-diluted basis, including all shares of Common Stock underlying outstanding options or securities convertible into or exercisable for shares of Common Stock and all Common Stock reserved for issuance pursuant to our incentive plan (as explained in more detail under “Background and Reasons for the Transaction — Summary of the Terms of the Purchase Agreement”).

Q.	Why are we interested in the Transaction?
A:
ZJX, with extensive relationships throughout China, will assist us in the development of new joint venture businesses to meet the needs of China’s growing demand for clean energy based on lower cost/lower grade coals such as lignite. Through these joint ventures, ZJX will assist in the development of new project investments, provide opportunities to acquire low cost coal resources, work to secure additional partnerships and financing, obtain government approvals, as well as support our efforts with our current partners and projects. The Transaction also significantly strengthens our balance sheet and provides us with additional financial flexibility to execute on our business plan in China and around the world.

Q.	In addition to stockholder approval, what are the other principal conditions to the Transaction?
A.
The closing of the Transaction is also conditioned upon, among other things, (i) China Energy having been duly incorporated and having obtained all necessary approvals to operate under the laws of Hong Kong; (ii) the issuance of the shares to China Energy being duly authorized; (iii) no material adverse effect with respect to either us or ZJX having occurred since the execution of the Purchase Agreement; (iv) compliance with the covenants and the accuracy of the representations and warranties set forth in the Purchase Agreement; (v) no law, governmental order, or legal proceeding being in effect or threatened which prohibits or restricts the transactions contemplated by the Purchase Agreement; and (vi) China Energy providing us with a bank reference letter, in a mutually agreeable form, issued by a reputable bank in Hong Kong evidencing that China Energy has the necessary funds to perform the payment obligations under the Purchase Agreement.

Q:	What is the planned use of proceeds?

A:
We will work with ZJX to develop joint venture opportunities and projects and are currently formulating our plans. We will announce specific developments as they occur. The proceeds from this Transaction are dedicated to business development activities, existing operations and investments in China only, as approved by the Board.

Q:	What happens if the proposal is approved?

A:	If the proposal is approved and the other conditions to the closing of the Purchase Agreement are satisfied, we will promptly complete the Transaction.

Q:	What happens if the proposal is not approved?

A:	If the proposal is not approved, the Purchase Agreement will be terminated in accordance with its terms.
Q.	Will the Transaction dilute the existing stockholders’ percentage of ownership in the Company?
A.	Yes. The issuance of Common Stock in the Transaction will dilute your existing holdings of our Common Stock. See “Background and Reasons for the Transaction — Impact on Existing Stockholders.”
Q.	Do stockholders have any appraisal rights?
A:
Under the Delaware General Corporation Law, stockholders will not be entitled to exercise appraisal rights in connection with the Transaction and we do not plan to independently provide stockholders with any such right.

Meeting Procedures
Q:	Who can attend and vote at the Special Meeting?

A:
You can attend and vote at the Special Meeting if you were a stockholder at the close of business on the record date,                     , 2011. On that date, there were _______ shares of common stock outstanding and entitled to vote at the Special Meeting.

Q:	How do I cast my vote?

A:
If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the registered stockholder for those shares. As the registered stockholder, you have the right to vote those shares and we will send you the proxy materials and a proxy card. You may vote by marking, signing, dating and returning the enclosed proxy card in the enclosed prepaid envelope. Alternatively you may vote by telephone, via the Internet, or in person by attending the Special Meeting. Instructions on how to vote by phone or via the Internet are set forth on the enclosed proxy card. In the event that you return a signed proxy card on which no directions are specified, your shares will be voted as recommended by the Board.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions. Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone. If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the enclosed voting instruction card in the addressed, postage paid envelope provided.
In the event you do not provide instructions on how to vote, your broker may not have authority to vote your shares. Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Approval of the change of control resulting from the Transaction would not be considered to be a routine matter. See “Vote Required” following the proposal for further information.
If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the Special Meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the Special Meeting.
Q:	What voting methods are available?

A:
We send proxy cards to all registered stockholders to enable them to vote their shares. Instructions on how to vote by phone or via the Internet are set forth on the enclosed proxy card. Stockholders who submit a proxy card, or vote by phone or via the Internet, need not vote at the Special Meeting. However, we will pass out written ballots to any registered stockholder or holder of a legal proxy who wishes to vote in person at the Special Meeting.

Q:	Are the proxy materials available on the Internet?

A:
Pursuant to new rules promulgated by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement is available on the home page of our web site at www.synthesisenergy.com. Additionally, and in accordance with new SEC rules, we maintain the proxy materials on our website in a manner that will not infringe on your anonymity if you access them.

Q:	How does the Board recommend I vote on the proposal?

A:	The Board recommends you vote “FOR” approval of the change of control resulting from the Transaction.

Q:	Can I revoke my proxy?

A:	Yes. If you are a registered stockholder, you can revoke your proxy at any time before it is exercised by:
•	submitting a properly signed proxy card with a more recent date, which must be received by 11:59 p.m., Central Time, on _____, 2011;
•	voting again via the Internet, if you have previously voted via the Internet;
•
giving written notice of your revocation before the Special Meeting to Kevin Kelly, our Chief Accounting Officer, Controller and Secretary, at our offices, Three Riverway, Suite 300, Houston, Texas 77056, which we must receive by 11:59 p.m., Central Time, on  _____, 2011; or

•	attending the Special Meeting and voting your shares in person.
If you are a beneficial owner, please refer to the voting instructions provided by your individual broker, bank, trustee or other nominee for their procedures for revoking or changing your vote.
Q:	Who will count the votes?

A:	A representative of Georgeson Inc., a proxy soliciting firm, will act as the inspector of the election and will count the votes.

Q:	Why is my proxy being solicited and who pays the cost for such solicitation?

A:
Because many stockholders are unable to attend the Special Meeting, the Board solicits proxies to ensure that each stockholder has an opportunity to vote on all matters scheduled to come before the Special Meeting. In addition to the solicitation by the Board, we have retained Georgeson Inc., a proxy soliciting firm, to assist with the solicitation of proxies for a fee not to exceed $8,000, plus reimbursement for out-of-pocket expenses and the possible payment of certain other supplemental fees. We will bear the costs of the proxy solicitation.

Q:	What is a “quorum?”

A:
A quorum is the presence at the Special Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock as of the record date. There must be a quorum for the Special Meeting to be held. If you submit a valid proxy card or attend the Special Meeting, your shares will be counted to determine whether there is a quorum. Abstentions and broker non-votes will be counted toward the quorum.

Q:	What happens if there is not a quorum at the Special Meeting?

A:
Pursuant to our Amended and Restated Bylaws, the Special Meeting may be adjourned by the chairman of the Special Meeting to reconvene at the same or some other place. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjournment shall be given to each stockholder of record entitled to vote at the Special Meeting.

Q:	What vote is required to approve the proposal?

A:
The affirmative vote of a majority of the total votes cast on the proposal to approve the Transaction is required. As a result, abstentions and broker non-votes will have no effect on the results of the vote on the proposal.

Q:	What shares are included on my proxy card?

A:	Your proxy card represents all shares registered to your account with the same social security number and address.

Q:	What does it mean if I get more than one proxy card?

A:
Your shares are probably registered in more than one account. You should vote each proxy card you receive. We encourage you to consolidate all your accounts by registering them in the same name, social security number and address. This can be accomplished by contacting your stock broker.

Q:	How many votes can I cast?

A:	On all matters, you are entitled to one vote per share of Common Stock.

Q:	Where can I find the voting results of the Special Meeting?

A:	The preliminary voting results will be announced at the Special Meeting. The final results will be published in a current report on Form 8-K to be filed promptly after the Special Meeting.

Q:	Who can help answer my questions?

A:	If you have any questions or if you need additional copies of this proxy statement or the enclosed proxy card, you should contact Georgeson, Inc., our proxy solicitor, at 1-800-868-1390.

Cautionary Note regarding Forward-Looking Statements
This proxy statement includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our early stage of development, our estimate of the sufficiency of existing capital sources, our ability to successfully develop our licensing business, our ability to raise additional capital to fund cash requirements for future investments and operations, our ability to reduce operating costs, the limited history and viability of our technology, the effect of the current international financial crisis on our business, commodity prices and the availability and terms of financing opportunities, our results of operations in foreign countries and our ability to diversify, our ability to maintain production from our first plant in our Zao Zhuang project, our ability to complete the expansion of the Zao Zhuang project, our ability to obtain the necessary approvals and permits for our Yima project and other future projects, our estimated timetables for achieving mechanical completion and commencing commercial operations for the Yima project, our ability to negotiate the terms of the conversion of the Yima project from methanol to glycol, the sufficiency of internal controls and procedures and our ability to grow our business as a result of the Transaction. Although we believe that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected. We cannot assure you that the assumptions upon which these statements are based will prove to have been correct.
When used in this proxy statement, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2010, as well as in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in our subsequently filed Quarterly Reports on Form 10-Q.
You should read these statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other “forward-looking” information. You should be aware that the occurrence of certain of the events described in this proxy statement could substantially harm our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our Common Stock could decline, and you could lose all or part of your investment.
We cannot guarantee any future results, levels of activity, performance or achievements. Except as required by law, we undertake no obligation to update any of the forward-looking statements in this proxy statement after the date hereof.

Proposal 1
APPROVAL OF THE CHANGE OF CONTROL RESULTING FROM THE TRANSACTION
Our Common Stock is listed on the NASDAQ Global Market and therefore we are subject to the NASDAQ Listing Rules. The NASDAQ Change of Control Rule requires stockholder approval for any issuance of securities that would result in a “change of control” of the issuer. NASDAQ presumes that if a stockholder acquires 20% or more of the common stock or voting power of an issuer, then absent other factors, such as the existence of a larger controlling stockholder, such transaction will be deemed to be a “change of control” requiring stockholder approval. As a result, we are required to seek stockholder approval to complete the Transaction. For a description of the Transaction, see “Background and Reasons for the Transaction.”
Under the Purchase Agreement, we agreed to use reasonable endeavours to call a meeting of our stockholders to seek approval of the Transaction and this proxy statement satisfies that obligation.
Recommendation of the Board of Directors
The Board has determined that the Transaction and the issuance of Common Stock in connection therewith, which will result in a change in control under the NASDAQ Listing Rules, are advisable and in the best interests of our stockholders, and recommends that all stockholders vote “FOR” the approval of Proposal 1 at the Special Meeting.
Vote Required
The approval of the change of control under NASDAQ Listing Rules resulting from the Transaction requires the affirmative vote of a majority of the total votes cast on the proposal at the Special Meeting, either in person or by proxy. Abstentions and broker non-votes will have no effect under NASDAQ Listing Rules with respect to the approval of the change of control resulting from the Transaction.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

BACKGROUND AND REASONS FOR THE TRANSACTION
Background on Transaction
We and the Board regularly review and evaluate our capital structure and from time to time evaluate various financing alternatives available to us.
As part of this review and evaluation, in early 2009, we engaged a financial advisor to assist us in connection with a potential business combination with another company in our industry (referred to as “Company A”). Over the course of the next several months, a possible transaction with Company A was discussed. After extensive analysis and negotiation, including four Board meetings between February and November of 2009, it was deemed by the Board that the consideration being offered was substantially below our intrinsic value.
In mid-2009, another possible combination with a company in our industry (referred to as “Company B”) was introduced to the Board. After a review of the proposed transaction, it was deemed by the Board that this potential transaction was not supportive of our long-term strategy and would increase the combined company’s risk profile and cash requirements while providing no clear financial synergies. Discussions were discontinued before any specific proposals were put forth.
In 2010, we also had discussion with two other companies in China, one of which was intended to be a strategic partnership (referred to as “Company C”) and the other of which was intended to be an investment similar to the Transaction (referred to as “Company D”). No formal transaction was ever proposed regarding the strategic partnership with Company C. The proposed investment from Company D also did not materialize because our management and the Board were not satisfied with the proposed terms.
We were introduced to ZJX through one of our consultants in China. In mid-October 2010, we had our first meetings with ZJX to discuss a possible transaction. As a result of these preliminary discussions, in October 2010, we entered into a non-binding Framework Agreement with ZJX pursuant to which we agreed to enter into further discussions with them to negotiate development of projects and a possible structure for ZJX to invest in us. Over the next several weeks, we worked on a term sheet for a possible investment in us by ZJX. During this time, we engaged King & Wood, as counsel in China, to assist with the negotiations, and engaged Roth Capital Partners, LLC (“Roth Capital”) to serve as our financial advisor in connection with the Transaction.
Following our engagement of Roth Capital as our financial advisor, Roth Capital requested and began reviewing financial and other information regarding us, the proposed Transaction, China Energy and ZJX. Such review continued through the delivery of Roth Capital’s written presentation to the Board on March 30, 2011.
On each of November 11, 17, 19 and 25, conference calls with Robert Rigdon, our President and Chief Executive Officer, Lorenzo Lamadrid, Chairman of the Board, Khee Yoong Lee, our Vice President and Director of Business Operations — Asia Pacific, and Kevin Kelly, our Chief Accounting Officer, as well as representatives of Porter Hedges LLP (our principal U.S. counsel), King & Wood and Roth Capital took place regarding further revisions to the term sheet. During this time, we also engaged special counsels in the U.S. to assist us with various U.S. regulatory matters as well as to advise us of particular issues with respect to our obligations, and the obligations of the Board, under Delaware law.

On November 27, a special telephonic meeting of the Board was held with representatives of Porter Hedges LLP and Roth Capital present. Mr. Rigdon updated the Board on the discussions and negotiations with ZJX and reviewed the term sheet for them. Representatives of Porter Hedges LLP discussed with the directors their fiduciary duties in connection with their consideration of the Transaction.
The first draft of the Purchase Agreement was circulated by King & Wood on November 26. Negotiations on the Purchase Agreement continued for the next couple of weeks and the Board met in person on December 6 and 7 to further discuss the proposed terms of the Purchase Agreement. At these meetings, King & Wood gave a due diligence presentation on ZJX and China Energy. Members of our management also presented information regarding the prior transactions which the Board considered, including with respect to Company A, Company B, Company C and Company D, as well as reviewed the reasons for and benefits of the transaction with ZJX. Roth Capital also gave a preliminary review of their work on the fairness opinion.
Between December 10 and December 20, negotiations of the Purchase Agreement continued between us and ZJX.
On January 10, a Board meeting was held with representatives of Porter Hedges LLP, King & Wood and Roth Capital present. The Board reviewed the terms of the Transaction and the draft Purchase Agreement, copies of which had been distributed to the Board prior to the meeting. Representatives of Roth Capital provided an overview of the financial terms of the Transaction and discussed the methodologies, assumptions and limitations underlying Roth Capital’s analysis of the financial aspects of the Transaction, as summarized in a written presentation prepared by Roth Capital and distributed to the members of the Board to the meeting. (For a summary of those methodologies, assumptions and limitations, see the below section captioned “Opinion of Roth Capital Partners.”) The members of the Board asked questions of Roth Capital and discussed Roth Capital’s analyses. Representatives of King & Wood provided a report on the status of the due diligence investigation of ZJX and China Energy and answered questions from the Board on the same.
Between mid-January and mid-February, meetings, negotiations and diligence continued with ZJX as they worked on raising the funds necessary to make the investment in the Transaction.
On February 23, a call was held with representatives of management, King & Wood and Porter Hedges LLP to discuss certain issues with respect to the Purchase Agreement and certain issues of fiduciary duties under Hong Kong law, which is the governing law of the Purchase Agreement.

On February 25, a Board meeting was held with representatives of King & Wood and Porter Hedges LLP present. Mr. Rigdon offered a detailed report on the status of the ZJX transaction, and focused mainly on the status of ZJX obtaining the funds needed to close, the source of these funds and related diligence matters. He indicated that King & Wood was still working on their diligence review of these issues. Representatives of Porter Hedges LLP reported on the conference call with King & Wood regarding the fiduciary duty issues under Hong Kong law and responded to questions.
During early-mid March, meetings, negotiations and diligence continued with ZJX as to the source of their funds to make the investment in the Transaction and the lock-up provision in the Purchase Agreement.
On March 29, 2011, a Board meeting was held with representatives of King & Wood, Porter Hedges LLP and Roth Capital present. Representatives of management walked through a detailed presentation regarding the status of the transaction and the remaining open items for execution of the Purchase Agreement. There was also a discussion of the bank commitment letters which ZJX had secured to evidence their ability to complete the Transaction once all conditions precedent had been satisfied. Representatives of King & Wood also made a presentation of their due diligence findings regarding ZJX and China Energy. The Board agreed to proceed with the final negotiations for the Transaction and set a time for another Board meeting where Roth Capital would make their final presentation.
On March 30, the Board met with representatives of Porter Hedges LLP, King & Wood and Roth Capital present, to approve the final terms, and the execution, of the Purchase Agreement. Representatives of King & Wood gave a final update on the due diligence review of ZJX and China Energy. Representatives of Porter Hedges LLP then gave a report on fiduciary duties under Delaware law. Following this, Mr. Rigdon summarized through the various alternative transactions with Company A, Company B, Company C and Company D which the Board had previously discussed and considered. Representatives of Roth Capital discussed the methodologies, assumptions and limitations underlying Roth Capital’s analysis of the financial aspects of the Transaction, as summarized in a final written presentation prepared by Roth Capital and distributed to the members of the Board prior to the meeting. The members of the Board asked questions of Roth Capital and discussed Roth Capital’s analyses. Roth Capital then delivered an oral opinion to the Board, subsequently confirmed in writing as of the same date, to the effect that, and subject to the various assumptions and limitations set forth therein, as of that date, and based upon and subject to the assumptions, limitations and qualifications contained in its opinion, the consideration to be paid by China Energy pursuant to the Purchase Agreement was fair to SES from a financial point of view. The full text of Roth Capital’s opinion, which describes the assumptions made, general procedures followed, matters considered and the limitations on the scope of review conducted by Roth Capital in rendering its opinion, is attached as Appendix B. The Board then unanimously approved the terms of Transaction and the execution of the Purchase Agreement.
On March 31, the Purchase Agreement was signed and the Transaction was announced.

Background on ZJX and China Energy
ZJX is a commercial enterprise incorporated in Beijing, China as a domestic limited liability company. The approved business scope of ZJX includes “project investment, investment management, investment consulting, and economic information consulting.” ZJX has two shareholders: Hainan Enterprises Investment Holding Co., Ltd., a limited liability company registered in Hainan, China, and Zhongwangxuan (Beijing) Culture Media Co., Ltd., a limited liability company registered in Beijing, China (“ZWX”). ZWX is the controlling shareholder of ZJX and Mr. Feng Feng is the controlling shareholder. The approved business scope of ZWX is to provide certain internet information services and to broadcast advertisements through, and to operate, the website of www.dangjiancn.com (“Website”). The stated purpose of the Website is to disseminate the public relations activities, events, news and policies of the China Communist Party (“CCP”). For projects and activities conducted by the Website, ZWX has the ability to seek funding from the council of the Website, the members of which are major state-owned enterprises and public companies in China, including China National Petroleum Corporation, Datang Electricity Corporation, Wuhan Steel Corporation. ZWX, through Mr. Feng, maintains professional relationships with the CCP organizations, high-level governmental officials and State-owned enterprise executives.
China Energy is a newly registered limited liability corporation under the laws of Hong Kong. ZJX has organized the establishment of China Energy to be the special purpose investment vehicle for the Transaction to purchase our shares of Common Stock.
Reasons for the Transaction
We believe the Transaction will further our business strategy and help to mitigate future risks. We believe that the Transaction will allow us to leverage ZJX’s existing relationships with major Chinese companies, agencies, and institutions to raise additional capital and develop, permit, and construct additional projects, and to provide support to resolve issues with our Yima and Zao Zhuang projects, as well as other projects in China. Additionally, we have had limited access to the public capital markets in the recent past. Continued volatility in the markets and a depressed share price will continue to limit our ability to raise meaningful amounts of equity capital in today’s environment. In particular, our cash balance and uncertainty of future cash flows limit our ability to pursue growth initiatives and to further development of our ability to make equity investments in projects, and further commercialize our U-GAS® technology, in China. The Transaction would provide an immediate and substantial increase in our cash resources providing flexibility for our China business and the means to execute on portions of our business plan. We believe that the strengthened balance sheet resulting from the Transaction and the show of support by a significant investor and partner is expected to have a positive impact on our technology licensing business. In addition, ZJX is prepared to assist us in securing long-term offtake contracts with several of China’s largest energy and commodity companies. Further, we believe that the appointment of a Qualified Managing Director in China (as described below under “Summary of the Terms of the Purchase Agreement — Post-Closing Covenants and Agreements”) will help to provide day to day leadership over our China operations.

Impact on Existing Stockholders
As of December 31, 2010, we had a net tangible book value of $105,490,000 or $2.18 per share of Common Stock. Net tangible book value represents our total tangible assets, less all liabilities, divided by the number of outstanding shares of our outstanding Common Stock. Without taking into account any changes in such net tangible book value after December 31, 2010, other than to give effect to the issuance of the Closing Shares, the pro forma net tangible book value per share at December 31, 2010 would have been $2.18, representing no change in net tangible book value per share to our current stockholders or to China Energy. This does not reflect the impact of the liability related to China Energy's contingent right to receive the Milestone Shares as described below.
Although we are still in process of determining the financial statement impact resulting from China Energy’s contingent right to receive the Milestone Shares (as defined under “— Summary of the Terms of the Purchase Agreement”), we expect that the estimated fair value of this contingent right will be reported as a liability on our consolidated balance sheet.  We also expect that this liability will be adjusted at the close of each future financial reporting period to reflect the change in the estimated fair value of the contingent right.  Changes in the liability are expected to be recorded in earnings of the respective period.  The financial statement reporting of this liability is expected to have a material impact on our consolidated financial position and potentially have a material impact on our consolidated results of operations depending on the outcome of future valuations of the contingent right.
Because China Energy will own a significant percentage of our voting power and will have Board representation, China Energy may have considerable influence in determining the outcome of any corporate transaction or other matter submitted to our stockholders for approval.
Regulatory Approvals Required for the Transaction
Although the issuance of the Closing Shares (as defined below under “— Summary of the Terms of the Purchase Agreement”) will not trigger any filing requirements, the issuance of the Milestone Shares (as defined below under “— Summary of the Terms of the Purchase Agreement”) may be subject to review by the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). A filing is not required at this time because the size of the parties does not meet the statutory thresholds for a filing under the HSR Act.
Appraisal Rights
Under the Delaware General Corporation Law, stockholders will not be entitled to exercise appraisal rights in connection with the Transaction and we do not plan to independently provide stockholders with any such right.
Opinion of Roth Capital Partners
Pursuant to an engagement letter dated November 20, 2010, we retained Roth Capital to act as our financial advisor in connection with the Transaction. Roth Capital was selected to act as our financial advisor because Roth Capital is a nationally recognized investment banking firm, because they have extensive experience in China with offices in Shanghai and Hong Kong, and because, as part of their investment banking business, Roth Capital is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

On March 30, 2011, Roth Capital delivered a written presentation and oral opinion to the Board, subsequently confirmed in writing as of the same date, to the effect that, and subject to the various assumptions and limitations set forth therein, as of that date, the consideration to be paid by China Energy pursuant to the Purchase Agreement was fair to us from a financial point of view.
The full text of Roth Capital’s written opinion, dated March 30, 2011, which sets forth, among other things, certain assumptions made, certain matters considered, and certain limitations on the review undertaken in connection with the opinion, is attached as Appendix B and is incorporated herein by reference. The opinion expressed by Roth Capital was provided for the information and assistance of the Board in connection with its consideration of the Transaction, and such opinion does not constitute a recommendation to any stockholder or any other person as to how to vote or otherwise act with respect to the Transaction or otherwise. We urge you to read that opinion carefully and in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review undertaken in arriving at that opinion.
The information set forth below summarizes the material financial and comparative analyses performed by Roth Capital, but does not purport to be a complete description of the financial analyses performed by Roth Capital or the data considered by it in connection with its opinion. The preparation of a financial opinion involves various subjective determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to particular circumstances. In arriving at its opinion, Roth Capital utilized a number of analytical methodologies. Each analytical methodology has inherent strengths and weaknesses, and the nature of the available information may further affect the strengths and weaknesses of any particular methodology. While the conclusions reached in connection with each analysis were considered carefully by Roth Capital in arriving at its opinion, Roth Capital did not consider it practicable to, nor did it attempt to, assign relative weights to the individual analyses and specific factors considered in reaching its opinion. The conclusion reached by Roth Capital was based on all analyses and factors taken, as a whole, and also on application of Roth Capital’s own experience and judgment. No one method of analysis should be regarded as critical to the overall conclusion. Accordingly, Roth Capital believes that its analyses must be considered as a whole, and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion.
Capitalized terms used but not defined in this section shall either have the meanings given such terms previously in this proxy statement or in the “—Summary of the Terms of the Purchase Agreement” below if not previously defined.
The basis and methodology for Roth Capital’s opinion were designed specifically for the express purposes of the Board and may not translate to any other purposes.

Roth Capital’s opinion should not be construed as a credit rating, solvency opinion, an analysis of our creditworthiness or otherwise as legal, tax or accounting advice. Roth Capital was not requested to, and did not, initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Transaction, our assets, businesses or operations, or any alternatives to the Transaction. The opinion did not address the fairness of the Transaction as it relates to any of our specific stockholders or the fairness of the contemplated procedures for effectuating the Transaction. Roth Capital’s opinion should not be construed as creating any fiduciary duty on Roth Capital’s part to any party.
The issuance of Roth Capital’s opinion was approved by its fairness opinion review committee.
In connection with its opinion, Roth Capital made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Roth Capital also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Roth Capital’s procedures, investigations, and financial analysis included, but were not limited to, the following:
1. Roth Capital reviewed a draft of the Purchase Agreement dated March 30, 2011;
2.	Roth Capital reviewed certain of our publicly available business and financial information that Roth Capital deemed to be relevant to its inquiry;
3.	Roth Capital reviewed certain of our financial forecasts prepared by our management (the “Forecasts”);
4.	Roth Capital discussed our past and current operations, financial condition and prospects with our management;
5.	Roth Capital reviewed the reported prices and trading activity for the Common Stock;
6.	Roth Capital compared our financial performance, and the prices and trading activity of the Common Stock, with that of certain public companies Roth Capital deemed relevant;
7.
Roth Capital compared certain financial terms of the Transaction to financial terms, to the extent publicly available, of certain other business combination transactions Roth Capital deemed relevant; and

8.	Roth Capital performed such other analyses and considered such other factors as Roth Capital deemed appropriate
No limits were placed on Roth Capital by us or the Board in terms of the information to which it had access or the matters it could consider.

In performing its analyses and rendering its opinion with respect to the Transaction, Roth Capital:
1.
assumed and relied, without independent verification, that all information furnished to or otherwise reviewed by or discussed with Roth Capital was accurate and complete in all material respects, and further relied upon the assurance of our management that they were not aware of any facts that would make such information inaccurate, incomplete or misleading in any material respect;

2.
with respect to the Forecasts, assumed, upon direction of our management, that they had been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of our management as to our future financial performance;

3.	was not engaged to assess the achievability of any Forecasts or the assumptions on which they were based, and Roth Capital did not express any view as to such Forecasts or assumptions;
4.
assumed, with our consent, that the Transaction will be consummated upon the terms set forth in the Purchase Agreement and any related documents (together, the “Transaction Documents”) and in compliance with applicable law, that such Transaction Documents are enforceable in accordance against each of parties thereto in accordance with their respective terms, that the representations and warranties of each party in the Transaction Documents are true and correct, that each party will perform on a timely basis all covenants and agreements required to be performed by it under the Transaction Documents, and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof;

5.	assumed, without verification, that the final versions of any documents reviewed by Roth Capital in draft form conform in all material respects to the drafts reviewed;
6.
assumed that the Transaction Documents when signed will conform to the last drafts of the Transaction Documents provided to Roth Capital in all respects material to Roth Capital’s analysis, and that the Transaction will be consummated in all material respects as described in the last drafts of the agreements reviewed by Roth Capital;

7.
assumed that all governmental, regulatory and other consents and approvals contemplated by the Transaction Documents will be obtained and that, in the course of obtaining any of those consents and approvals, no modification, delay, limitation, restriction or condition will be imposed or waivers made that would have an adverse effect on us or on the contemplated benefits of the Transaction.

Roth Capital did not make or assume any responsibility for any independent valuation or appraisal of any of our assets or liabilities, including any ongoing litigation, nor had Roth Capital been furnished with any such valuation or appraisal, nor did it evaluate our solvency or creditworthiness, ZJX or China Energy under any applicable law relating to bankruptcy, insolvency, fraudulent transfer or similar matters. Roth Capital did not express any opinion regarding the liquidation value of us or any other entity.

Roth Capital did not undertake any independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which we or any of our affiliates is a party or may be subject, and at our direction and with our consent, Roth Capital’s opinion made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. In addition, Roth Capital did not assume any obligation to conduct, nor did it conduct, any physical inspection of our properties or facilities.
Roth Capital also made numerous assumptions with respect to the industry outlook, general business and other conditions and matters, many of which are beyond our control and the control of Roth Capital. Roth Capital took into account its experience in securities and business valuation, in general, and with respect to transactions similar to the Transaction in particular. Although subsequent developments may affect Roth Capital’s opinion, Roth Capital has disclaimed any undertaking or obligation to update, revise, reaffirm or withdraw its opinion, or otherwise comment on or consider events occurring after March 30, 2011. To the extent that any of the assumptions or facts on which Roth Capital’s opinion is based proves to have been untrue in any material respect, its opinion cannot and should not be relied upon.
Roth Capital’s analyses and estimates of values were not, and did not purport to be, appraisals or otherwise reflective of the prices at which businesses or their securities could actually be bought or sold. The preparation of a financial opinion necessarily requires a broad range of subjective judgments with respect to appropriate selected public companies, appropriate multiples of various selected financial data, appropriate discount rates and other financial and other factors. The range of valuation indications resulting from any particular analysis or technique described below should not be taken to be Roth Capital’s view of our valuation. Any estimates contained in these analyses were and are inherently subject to uncertainty, and actual values or results may be significantly more or less than those suggested by these analyses. Accordingly, Roth Capital’s opinion did not address the prices at which the Common Stock will trade after any announcement concerning the Transaction.
Roth Capital’s opinion was not a recommendation as to how the Board or any stockholder should vote or act with respect to any matters relating to the Transaction, or whether to proceed with the Transaction or any related transaction. Furthermore, Roth Capital’s opinion did not address the relative merits of the Transaction and any other transactions or business strategies discussed by the Board as alternatives to the Transaction. Accordingly, the opinion does not indicate that the consideration to be paid to us is the best possibly attainable under any circumstances; instead, it merely states whether the consideration to be paid to us in the Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which Roth Capital’s opinion is based. As a result, the opinion and presentation of Roth Capital was only one of many factors taken into consideration by the Board in making its determination with respect to the Transaction.

Although these paragraphs include some information in tabular format, those tables are not intended to stand alone, and must be read together with the full text of each summary and the limitations and qualifications in the opinion.
Consideration Analysis
Among other matters considered, Roth Capital analyzed the consideration to be paid to us in the Transaction, taking into account the Consideration, the Closing Shares to be issued to China Energy at closing and the estimated value of China Energy’s contingent right to receive the Milestone Shares (such right, the “Milestone Option”). Roth Capital developed an estimate of the value of the Milestone Option and subtracted it from the Cash Consideration to arrive at an estimate of the net effective per share value of the consideration to be paid to us in the Transaction.
Based on the terms and conditions of the Purchase Agreement, if the market price of the Common Stock reaches $8.00 per share before the Deadline, we shall issue to China Energy the Milestone Shares, which would be a number of shares of Common Stock that, when combined with the Closing Shares, would equal sixty percent (60.0%) of the issued and outstanding Common Stock on a fully-diluted basis, including all shares of Common Stock underlying outstanding options or securities convertible into, or exercisable for shares of Common Stock and all Common Stock reserved for issuance pursuant to our incentive plan, as of the date that the Milestone is achieved. If the Milestone is not achieved by the Deadline, China Energy will not receive any Milestone Shares.
In its analysis, Roth Capital viewed the Milestone Option as a contingent right. A contingent right can be valued as a binary, or digital option, which is an option that entitles the holder to a fixed payout if the underlying stock price exceeds a predetermined threshold or strike price at any time prior to the option’s expiration date, or no payout if the underlying stock price does not exceed the predetermined threshold or strike price at any time prior to the option’s expiration date.
In estimating the value of the Milestone Option, Roth Capital utilized a binary option valuation model based on Black-Scholes valuation techniques. For the inputs to the binary option model, Roth Capital assumed that, if the Milestone was achieved, the future payout amount under the Milestone Option would be $372.5 million, based upon the future issuance, if the Milestone is achieved, of 46.6 million common shares valued at $8.00 per share, the future market price of the Common Stock that would result in the Milestone being achieved. The number of shares that Roth Capital assumed would be issued upon achievement of the Milestone Option was based on our capital structure immediately following the closing of the Transaction assuming that no additional shares of the Common Stock or securities convertible into the Common Stock would be issued after closing. Other inputs to the binary pricing model included a five-year term (which assumes that the Deadline is not extended), a risk-free interest rate of 2.3% based on the yield of five-year Treasury securities, and a volatility factor of 114.7%, the historical volatility of our stock price following our initial public offering. With respect to the five-year term of the binary option, Roth Capital noted that while the potential exists for the Deadline to be extended beyond five years, any extension of the Deadline would result from securing additional projects, which additional projects would add incremental value to us and our stockholders.

The binary option valuation model utilized by Roth Capital resulted in an aggregate indication of value for the Milestone Option of approximately $12.8 million, or $0.34 per Closing Share. Roth Capital subtracted the $0.34 per share estimated value of the Milestone Option from the $2.25 per share Cash Consideration to arrive at an estimate of the net effective value of the consideration to be paid to us in the Transaction of $1.91 per Closing Share.
The binary option analysis, like other analytical techniques used by Roth Capital, has inherent strengths and weaknesses. The range of outcomes resulting from any particular technique, including the binary option analysis, should not be taken in isolation to be Roth Capital’s view of the consideration paid to us or our valuation.
Valuation Analysis
Among other matters considered, Roth Capital’s analysis included a valuation analysis of us using generally accepted valuation methodologies.
Discounted Cash Flow Analysis.
A discounted cash flow (“DCF”) analysis is a traditional valuation methodology used to derive a valuation of an asset by calculating the “present value” of estimated future cash flows of the asset. “Present value” refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors.
Roth Capital used financial forecasts for us, as provided by our management, to perform a discounted cash flow analysis with respect to us. In conducting this analysis, Roth Capital assumed that we would perform in accordance with these forecasts. Roth Capital first estimated the terminal value of the projected cash flows by capitalizing the estimated cash flows after 2038 using estimated long-term growth rates of 1.5% to 3.5%, which analysis resulted in estimated terminal values of us from $0.7 million to $7.3 million. Roth Capital then discounted the sum of the projected cash flows through 2038 and the terminal values by a weighted average cost of capital (“WACC”) ranging from 15.0% to 22.5%. Our WACC was based on a target capital structure, required equity rates of returns derived from the companies in the selected public company analysis, and an estimate of our long term cost of debt based on the target capital structure. The WACC reflected the relative risk associated with the projected free cash flow as well as the rates of return that security holders could expect to realize on alternative investment opportunities. This analysis indicated a range of enterprise values, which were then increased by our estimated net cash, to calculate a range of equity value indications. These equity value indications were then divided by fully diluted shares outstanding to calculate implied per share equity values ranging from $0.36 to $0.93. All of the assumptions used by Roth Capital to determine free cash flow were provided by our management.

Based on this analysis, after adding the value of our cash and investment securities based on face value, Roth Capital estimated that our total enterprise value ranged from $(7.7) million to $22.1 million.
The DCF analysis, like each other analytical technique used by Roth Capital, has inherent strengths and weaknesses. The range of valuation indications resulting from any particular technique, including the DCF analysis, should not be taken in isolation to be Roth Capital’s view of our valuation. Accordingly, the valuation range derived from the DCF analysis is not necessarily indicative of our present or future value or results.
Market Approach.
Historical Stock Price and Volume Analysis. Roth Capital reviewed the performance of the per share market price and trading volume of the Common Stock for the period between March 30, 2010 and March 30, 2011. The analysis indicated that the closing market price per share for the Common Stock during this period ranged from $0.82 to $2.22. Roth Capital also reviewed the average closing price and average daily trading volume for the Common Stock over a number of periods:

		Transaction
	Average	Consideration	Average Daily
Period Prior to March 30, 2011	Closing Price	Premium	Trading Volume
Prior 30 day average	$1.68	13.7%	1,336,347
Prior 90 day average	$1.30	46.9%	501,293
Selected Public Company Analysis. To provide contextual data and comparative market information, Roth Capital compared selected historical financial data and ratios for us to the corresponding data and ratios of certain other energy and power generation companies relevant to us (referred to as the “Selected Companies”) whose securities are publicly traded, whose earnings were sufficient to provide meaningful EBITDA and EPS multiples, and which Roth Capital believes have operating, market valuations and trading valuations similar to what might be expected of us. The Selected Companies were:

Small Cap Energy Companies	Large Cap Energy Companies	Chinese Power Companies	Chinese Upstream Companies
• ADA-ES, Inc.	• ConocoPhillips	• CLP Holdings Ltd.	• PetroChina Co. Ltd
• Alter NRG Corp.	• Methanex Corp.	• Power Assets Holdings Limited	• China Petroleum & Chemical Corp.
• Rentech, Inc.	• Sasol Ltd.	• Huaneng Power International Inc.	• CNOOC Ltd
• Datang International Power Generation
• Guangdong Electric Power Development
• China Resources Power Holdings

The data and ratios included market capitalization of the Common Stock plus total debt less cash and equivalents (referred to as “enterprise value”) as multiples of latest twelve month (“LTM”) and calendar year 2011 revenue, enterprise value as multiples of LTM and calendar year 2011 earnings before interest expense, income taxes, depreciation, and amortization (referred to as “EBITDA”), and the ratios of the current share prices of the Selected Companies to the LTM and calendar years 2010 and 2011 earnings per share (referred to as “EPS”) for the Selected Companies (estimates in each case as available from research analyst reports).
Since we had no earnings or EBITDA for 2010 or the last twelve months, and since we expect no earnings or EBITDA for 2011, the following table presents multiples of the ratio of enterprise value to LTM and calendar year 2011 revenue and the values implied by such ratios for shares of the Common Stock, based on our LTM and 2011 revenue as estimated by our management. The information in the table is based on the closing stock prices of the Selected Companies on March 30, 2011.

		Selected	Implied
		Companies	Common Stock
Metric	Revenue ($mm)	Multiples	Price
Enterprise Value/LTM Revenue	$8.9	1.8x – 6.1x	$0.81
Enterprise Value/2011 Revenue	$11.1	1.4x – 2.9x	$1.54
Selected Precedent Transactions Analysis. Roth Capital reviewed the following seven announced and closed acquisition transactions involving companies operating in similar businesses to ours, including alternative energy and power generation companies (the “Precedent Transactions”). Roth Capital conducted an analysis of these transactions based on certain publicly available financial data. Factors taken into account in selecting these transactions included, but were not limited to, the size of the transaction and the nature of the target companies’ businesses. For each Precedent Transaction, Roth Capital reviewed and determined the transaction enterprise value of the target in the Precedent Transaction, calculated as the applicable target company’s equity value based on the consideration offered in the transaction, plus total debt, book value of minority interests, preferred stock and out-of-the-money convertible securities, less cash and cash equivalents, if publicly disclosed. Based on the Precedent Transaction enterprise values, Roth Capital calculated the implied enterprise value to LTM revenue multiples for each of the Precedent Transactions.
Roth Capital next calculated the high, mean, median and low transaction enterprise values in the Precedent Transactions. The table below summarizes the seven Precedent Transactions, their transaction values, the enterprise value of the targets, the LTM revenue of the targets and the enterprise value to revenue multiple:

					LTM	Enterprise
Date			Transaction	Enterprise	Revenue	Value /
Announced	Acquiror	Target Company	Value ($mm)	Value ($mm)	($mm)	Revenue
02/23/10	DLJ Merchant Banking Partners; Scotia Waterous (USA) Inc.; Investment Arm	Pinnacle Gas Resources, Inc.	$17.2	$17.0	$8.3	2.0x
11/05/09	Energy International Investments Holdings Limited	Shanxi Zhong Kai Group Lingshi Heat & Power Company Limited	$53.7	$89.4	$11.4	7.8x
10/05/09	Alter NRG	Clean Energy Developments Corp	$18.8	$18.8	$5.6	3.4x
06/01/09	Moog Inc.	LTi REEnergy GmbH	$43.7	$52.3	$140.0	0.4x
04/21/09	Huaneng Power International Inc.	Huaneng Beijing Co-generation LLC	$186.3	$454.4	$321.2	1.4x
04/21/09	Huaneng Power International Inc.	Tianjin Huaneng Yangliuging Co-generation LLC	$157.6	$286.6	$319.3	0.9x
12/31/08	Huaneng Power International Inc.	Huaneng Haiyin Power Generation Co. Ltd	$9.8	$98.4	$85.9	1.1x
					High	7.8x
					Mean	2.4x
					Median	1.4x
					Low	0.4x

Roth Capital derived a range of implied enterprise values for us by applying the selected multiple range to our LTM Revenue. Roth Capital also derived an implied price per share range for us by taking the enterprise values for us implied by this analysis, subtracting our net debt of $26.1 million, and dividing that result by the fully-diluted number of our shares of Common Stock outstanding (calculated using the treasury method). The range of implied enterprise values for us and the price per share range for us is set forth in the following table:

		Precedent	Implied	Implied
	LTM	Transaction	Enterprise Value	Price per Share
Metric	Revenue ($mm)	Multiples	Range ($mm)	Range
Enterprise Value/LTM Revenue	$8.9	0.4x – 7.8x	$3.6 – $69.4	$0.58 – $1.83
Although the Precedent Transactions were used for comparison purposes, none of those transactions is directly comparable to the Transaction, and none of the target companies in those transactions is directly comparable to ours. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or us, to which they are being compared.
Selected Precedent Investments Analysis. Roth Capital also analyzed private investments in the public equities (referred to as “PIPEs”) over the last twelve months that were comparable in size, scope, and structure to the Transaction (collectively, the “Precedent Investments”). The average discount to the market price for such Precedent Investments was 18%, with average warrant coverage of 55%. Roth Capital noted that the Transaction contemplates an effective discount of 6.8% with no warrant coverage. Roth Capital also noted that it did not derive a valuation estimate of us directly from the Precedent Investment analysis, but rather that the discounts and warrant coverage in these transactions were used to check the reasonableness of the effective discount in the Transaction.
Although the Precedent Investments were used for comparison purposes, none of those transactions were deemed to be directly comparable to the Transaction, and none of the companies in those transactions is directly comparable to us. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the discounts associated with the investments in such companies or in us, to which they are being compared.
Valuation Analysis Conclusions
Roth Capital’s valuation analysis resulted in indications of our enterprise value ranging from $(7.7) million to $69.4 million. After adding our cash and cash equivalents of $26.1 million and dividing by 52.4 million fully diluted shares of the Common Stock outstanding, Roth Capital arrived at a range of indicated per share equity values for us of $0.36 to $1.83. Roth Capital compared the foregoing range of indicated per share equity values with their estimate of the net effective per share value of the consideration to be paid to us in the Transaction of $1.91 per Closing Share.

Fees and Expenses
Pursuant to Roth Capital’s engagement letter, upon delivery of the fairness opinion, we became obligated to pay Roth Capital a fee of $225,000. We also agreed to pay Roth Capital an additional fee of $225,000 upon consummation of the Transaction. Additionally, we agreed to reimburse Roth Capital for its reasonable out-of-pocket expenses, including attorneys’ fees, and have agreed to indemnify Roth Capital and its partners, officers, employees, consultants and agents against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with Roth Capital were negotiated at arm’s length between us and Roth Capital, and the Board was aware of the arrangement, including the fact that a significant portion of the fee payable to Roth Capital is contingent upon the completion of the Transaction.
Prior to its engagement in connection with the Transaction, Roth Capital had not provided advisory services to us. Roth Capital has not had any material relationship with any party to the Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation contemplated. Roth Capital and its affiliates in the ordinary course of business in the future may provide investment banking services to us and may in the future receive fees for the rendering of such services. In addition, in the ordinary course of Roth Capital’s trading, brokerage and financing activities, Roth Capital or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of their customers, in debt or equity securities of other companies or any currency that may be involved in the Transaction.
Summary of the Terms of the Purchase Agreement
The following is a summary of the terms of the Purchase Agreement and the provisions of the related transaction documents. The sale of Common Stock pursuant to the Purchase Agreement is intended to be exempt from the registration requirements of the Securities Act, and we expect to rely upon Section 4(2) of the Securities Act and/or Regulation D promulgated thereunder for an exemption from registration.
THIS SUMMARY OF THE TERMS OF THE PURCHASE AGREEMENT IS INTENDED TO PROVIDE YOU WITH BASIC INFORMATION CONCERNING THE TRANSACTION. HOWEVER, IT IS NOT A SUBSTITUTE FOR REVIEWING THE PURCHASE AGREEMENT IN ITS ENTIRETY, A COPY OF WHICH IS ATTACHED AS APPENDIX A HERETO. YOU SHOULD READ THIS SUMMARY IN CONJUNCTION THEREWITH.
General
On March 31, 2011, we entered into the Purchase Agreement with China Energy and ZJX, pursuant to which we will issue on the closing date to China Energy 37,254,475 shares of the Common Stock, representing approximately 43.5% of the outstanding Common Stock on a fully diluted basis, in exchange for approximately $83.8 million (the “Consideration”). Within 20 business days after the accomplishment of the Milestone (as defined below), we shall further issue directly to China Energy an amount of shares of Common Stock which, when combined with the shares issued on the closing date, equals 60.0% of the outstanding Common Stock on a fully-diluted basis.

Issuance of Shares
On the closing date for the Purchase Agreement, we will issue 37,254,475 shares of Common Stock (the “Closing Shares”) in exchange for the Consideration. Within 20 business days after the accomplishment of the Milestone, we will issue to China Energy additional shares of Common Stock (the “Milestone Shares”) which, when combined with the Closing Shares, equals 60.0% of the issued and outstanding Common Stock on a fully-diluted basis, including all shares of Common Stock underlying outstanding options or securities convertible into or exercisable for shares of Common Stock and all Common Stock reserved for issuance pursuant to our incentive plan, as of the date that the Milestone is achieved.
For the purpose of the Purchase Agreement, the “Milestone” will be deemed to be achieved if the average closing price of the Common Stock for 20 consecutive trading days equals or exceeds $8.00 per share (the “Threshold Price”), provided that the 20 consecutive trading day period will begin upon the occurrence of both (i) ZJX/China Energy undertaking best endeavours to secure the projects as described below under “Post-Closing Covenants and Agreements — Project Development”; and (ii) the expiration of six months after the Closing Date.
In the event that the Milestone is not achieved within a five year period commencing on the Closing Date (such five years plus any extensions granted under the Purchase Agreement is referred to as the “Deadline”), and no Target Projects (as defined below) are secured by ZJX for us by the Deadline, we shall then have the sole discretion to extend or not extend the Deadline. If ZJX has secured Target Projects for us prior to the Deadline, but the Milestone has not been achieved by the Deadline, we shall agree to extend the period to achieve the Milestone by one year for each Target Project secured by ZJX for us, provided that the Deadline will not be extended beyond 10 years from the Closing Date. If the Deadline is not extended, ZJX/China Energy’s rights to the Milestone Shares shall be relinquished.
For the purpose of the above, a “Target Project” shall mean either (i) the execution of a joint venture agreement, and other ancillary and necessary documents, related to the formation of an MJV (as defined below under “Post-Closing Covenants and Agreements — Project Development”), or (ii) securing for us a coal resource project that is already in operation, a new coal chemical project or any other project that is approved by the Board, each with a total investment of at least RMB1.5 billion.
In the event that the Milestone is achieved but, pursuant to restriction or non-approval by any U.S. governmental agency or regulatory authority, (i) the issuance of the Milestone Shares to China Energy is prevented from occurring or (ii) the ownership of the Milestone Shares by China Energy is required to be divested, we shall be required to seek qualified third parties to purchase the right of China Energy to the Milestone Shares. If this does not occur within twelve (12) months of the date of the action of such U.S. governmental agency or competent regulatory authority, we shall compensate ZJX/China Energy for the Milestone Shares by making a payment in an amount equal to $2.00 per share for each Milestone Share, representing full satisfaction of any obligation of us to ZJX with respect to the Milestone Shares. We may make such payment to China Energy in the form of cash or an equivalent amount of our assets in China.

Board Representation for ZJX
As soon as practicable after the Closing Date, and until the earlier of (i) the achievement of the Milestone or (ii) the expiration of the Deadline, we have agreed to increase the size of the Board to 11 directors and the Board agrees to nominate four individuals identified by ZJX/China Energy as directors on the Board. For so long as China Energy directly or indirectly owns any shares of Common Stock, China Energy and ZJX shall take and cause any and all action to be taken, including, without limitation, voting or consenting, or causing the voting or consenting, of their shares so that seven (7) of the eleven (11) directors on the Board are non-China Energy nominee directors; provided, however, that this obligation shall terminate on either (i) the third anniversary of the Closing Date, if the Milestone is achieved prior to that date, or (ii) the date on which the Milestone is achieved, if such date is subsequent to the third anniversary of the Closing Date. Upon the achievement of the Milestone, but not before the third anniversary of the Closing Date, we shall take all reasonable actions to ensure that ZJX/China Energy shall have the right to nominate a number of individuals representing one more than half of the directors (i.e. a simple majority) on the Board. Any person elected or appointed to the Board must meet minimum criteria for service on the Board under our applicable guidelines, U.S. securities laws and the regulations of the NASDAQ Stock Market.
Use of Proceeds
Subject to the discretion and approval of the Board, the Consideration, net of costs and expenses, is required to be applied to the following: (i) incorporation of a headquarters in China to consolidate the ownership of our investment projects in China and enhance our presence in China; (ii) investing in the expansion of our Zao Zhuang joint venture; (iii) investing in Phase I of our Yima joint ventures; (iv) acquiring an ownership interest in a coal mine that will provide coal to the Yima joint venture project; (v) investing in our Golden Concord joint venture; (vi) other Chinese projects that may be recommended to the Board from time to time; and (vii) other expenses of our operation and business in China.
ZJX will use reasonable endeavours to assist us to obtain third party funding (third party direct equity investment in projects or debt financing to the projects) to (a) cover funding needs of the above projects; (b) provide funding for us to invest in future phases of the Yima joint venture project; (c) invest in strategic coal resources in China connected to our projects; and (d) provide funding for us to invest in other projects in China not listed above and assist us to obtain third party investment in any of our other projects.

Conditions Precedent
The consummation of the transactions for closing is subject to the following conditions precedent: (i) China Energy having been duly incorporated and having obtained all necessary approvals to operate under the laws of Hong Kong; (ii) the Transaction having been approved and adopted by our stockholders; (iii) the issuance of the shares to China Energy being duly authorized; (iv) no material adverse effect with respect to either us or ZJX having occurred since the execution of the Purchase Agreement; (v) compliance with the covenants and the accuracy of the representations and warranties set forth in the Purchase Agreement; (vi) no law, governmental order, or legal proceeding being in effect or threatened which prohibits or restricts the transactions contemplated by the Purchase Agreement; and (vii) China Energy providing us with a bank reference letter, in a mutually agreeable form, issued by a reputable bank in Hong Kong evidencing that China Energy has the necessary funds to perform the payment obligations under the Purchase Agreement.
Covenants between Signing and Closing
Commencing from the execution of the Purchase Agreement and before the Closing Date, each of the parties shall use their reasonable endeavours to: (i) conduct its respective business in the usual and ordinary course; (ii) provide to the other parties access to and information regarding its financial status, executives, consultants and organizational relationships; (iii) obtain or assist in obtaining all necessary consents and approvals for the transactions contemplated under the Purchase Agreement, including but not limited to all necessary regulatory approvals; (iv) respond or assist in responding to those claims, inquiries or litigation, if any, filed by our stockholders or those of ZJX, in respect of the transactions contemplated under the Purchase Agreement; and (v) in our case, ensure that all shares of Common Stock to be issued to ZJX have been duly authorized and are validly issued under all applicable laws and regulation and ensure that all documents required by the SEC for the issuance of the shares of Common Stock to ZJX are duly filed.
Post-Closing Covenants and Agreements
Appointment of Qualified Managing Director
As soon as practicable after the Closing Date, and until the earlier of (i) the achievement of the Milestone or (ii) the expiration of the Deadline, ZJX/China Energy shall have the right to appoint a Qualified Managing Director (“QMD”) who shall be responsible for leading our business in China. The QMD will report to our Chief Executive Officer. The qualification and employment terms and conditions of the QMD will be subject to the approval of the Board. The roles and responsibilities of the QMD shall exclude all global U-GAS® technology engineering, technology operations, technology licensing and other technology development activities, and the manufacturing of any core specialized gasification equipment related to such technologies.

Lock-Up Agreements
On or prior to the later to occur of the fifth anniversary of the Closing Date or to the expiration date of the Deadline, China Energy shall not sell, assign or transfer any shares of Common Stock issued to it under the Agreement, and certain directors on the Board shall not sell, assign or transfer any shares of Common Stock held by them as of the Closing Date so long as they remain on the Board. Notwithstanding this, China Energy and the directors shall not be subject to these limitations after the six month anniversary of the achievement of the Milestone; provided, however that, even if the Milestone is achieved, until the fifth anniversary of the Closing Date, any sale, assignment or transfer of the Common Stock by China Energy must be for a price greater than $8.00 per share. The right of China Energy to nominate directors will be reduced by one (1) director for every 10% reduction in their ownership of the Common Stock, provided, however, that China Energy shall have the right to nominate four (4) directors as long as its ownership is not less than 40%.
Appointment of Securities Representative
ZJX/China Energy has the right to appoint a securities representative for investor relations and public communications for us in China who will work with us to develop a coordinated approach for investor relations and public communications, subject to compliance with our applicable policies and procedures. The qualification and employment terms and conditions of such securities representative will be subject to the approval of the Board.
Standstill
Until the Deadline, except as permitted by the Purchase Agreement, neither ZJX nor its affiliates, including China Energy, shall, without the prior written consent of the disinterested Board, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities or rights to acquire any of our securities (or any other beneficial ownership thereof) or assets or those of any of our subsidiaries (provided that the foregoing shall not apply to any acquisition of securities or assets under the Purchase Agreement); (ii) any merger or other business combination or tender or exchange offer involving us or any of our subsidiaries; (iii) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote with respect to any of our voting securities, or any communication exempted from the definition of “solicitation” by Rule 14a-1(l)(2)(iv) under the Exchange Act; (b) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to us; (c) have any discussions or enter into any arrangements, understandings or agreements (oral or written) with, or advise, finance, assist or actively encourage, any third party with respect to any of the matters set forth above, or make any investment in any other person that engages, or offers or proposes to engage, in any of such matters; (d) take any action which might cause or require us or ZJX and/or our or their affiliates to make a public announcement regarding any of the types of matters set forth above; or (e) disclose any intention, plan or arrangement relating to any of the foregoing.

Registration Rights
After the Closing Date, we shall, within 60 days after receiving a written request from China Energy, prepare and file with the SEC a registration statement on Form S-3 relating to sales of the Closing Shares by China Energy provided that all of our costs and expenses relating to the preparation and filing of such registration statement shall be borne by China Energy, however, all costs and expenses relating to the first time preparation and filing of the registration statement with the SEC should be borne by us. If we are unable to include the entire amount of the Closing Shares on a registration statement on Form S-3 due to the rules and regulations of the SEC, we shall only be obligated to include up to the number of Closing Shares which is permissible under the rules and regulations of the SEC. In addition, after the issuance of the Milestone Shares, we shall, within 60 days after receiving a written request from China Energy, prepare and file with the SEC a registration statement on Form S-3 relating to sales of the Milestone Shares by China Energy provided that all of our costs and expenses relating to the preparation and filing of such registration statement shall be borne by China Energy.
Non-Competition
For as long as ZJX/China Energy hold shares of the Common Stock, directly or indirectly, ZJX/China Energy shall not: (a) directly or indirectly purchase or otherwise acquire any ownership interest in and/or any assets of any third party other than us which is engaging in activities that are competing with the U-GAS® coal gasification technology; (b) render any technical, financial, marketing or sales assistance to any third party which is engaging in activities that are competing with U-GAS® coal gasification technology; or (c) develop, market, provide financing for and/or sell a solution or other technology product that competes with us.
Acquisition of China Energy
Within two years after the Closing Date, ZJX shall acquire no less than 60% of the outstanding equity of China Energy and shall ensure that such acquisition shall be in full compliance with the laws and regulations of China and Hong Kong.
Project Development
ZJX will use reasonable endeavours to create at least four project joint ventures (the “MJVs”) in the areas of synthetic natural gas, methanol to gasoline; fertilizer; and electric power. Funding for each MJV is expected to be approximately RMB20 billion. Each MJV is expected to be funded with equity from a strategic investor plus project debt. We are anticipated to be part owner of each MJV through a targeted 35% carry provided by the strategic investor as part of our development of and provision of technology for the particular projects. ZJX will help us work with the strategic investors to obtain long term purchase commitments for each of the MJVs prior to the start of construction of each such project.

Termination
The Purchase Agreement may be terminated upon the occurrence of any of the following: (i) by any party if any governmental authority shall have issued an order, decree or ruling enjoining or otherwise prohibiting the transactions contemplated by the Purchase Agreement; (ii) by any party if the stockholders do not approve Proposal 1; (iii) by any party if there shall have been a breach of any other party’s covenants, agreements, representations or warranties set forth in the Purchase Agreement which breach, either individually or in the aggregate, would result in the failure of any condition precedent set forth above; (iv) by any party if the Closing Date does not occur within 150 days after signing, provided that such date should be extended by the mutual agreement of the parties to the extent that the Closing Date is delayed by any investigation, review, approval or similar procedure required by any U.S. governmental agency or authority for the consummation of the transactions under the Purchase Agreement, as long as we have provided notice and evidence of the potential of such delay; or (v) at any time upon the mutual agreement of us and ZJX.

OTHER INFORMATION
Principal Stockholders
The following table sets forth information with respect to the beneficial ownership of our common stock as of                     , 2011, pro forma for the closing of the Transaction, by:
•	each person who is known by us to beneficially own 5% or more of the outstanding class of our capital stock;
•	each member of the Board;
•	each of our executive officers; and
•	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge, each of the holders of capital stock listed below has sole voting and investment power as to the capital stock owned unless otherwise noted.

	Numbers of Shares of
	Common Stock Beneficially	% of Common Stock
Name and Address of Beneficial Owner	Owned	Outstanding (1)
China Energy Industry Holdings Group Co., Ltd. (2) 2F, No. 4 Building No. 7 Wanshou Road Beijing, People’s Republic of China	37,254,475	43.4%
Columbia Wanger Asset Management, L.P. (3) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	6,981,000	8.1%
Donald Bunnell	3,804,318	4.4%
Lorenzo Lamadrid (4)	3,526,609	4.1%
Michael Storey (5)	1,851,609	2.1%
Harry Rubin (6)	496,609	*
Denis Slavich (7)	471,609	*
Robert Rigdon (8)	366,875	*
Ziwang Xu (9)	157,585	*
Kevin Kelly (10)	103,750	*

Executive Officers and Directors as a group (8 persons)	10,778,964	12.2%

*	Less than 1%

(1)	Based on 85,703,987 shares outstanding as of , 2011, pro forma for the closing of the Transaction.

(2)
Mr. Feng Feng owns a controlling interest in ZWX, which owns a controlling interest in ZJX, which in turn is expected to obtain a controlling interest in China Energy pursuant to the terms of the Purchase Agreement. Mr. Feng exercises voting and investment authority over these shares.

(3)
Based on information included in a Schedule 13G/A filed on February 11, 2011. Also includes shares held by Columbia Acorn Trust, which has agreed to file as a group with Columbia Wanger Asset Management, L.P.

(4)	Includes 351,609 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(5)	Includes 451,609 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(6)	Includes 426,609 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(7)	Includes 451,609 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(8)	Includes 346,875 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.

(9)	Includes 157,585 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days

(10)	Includes 101,250 shares of common stock issuable upon the exercise of options which are currently exercisable or exercisable within 60 days.
Other Matters
We file annual, quarterly, current and special reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov and on our website at www.synthesisenergy.com. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.
You may also request copies of any of our filings by writing or telephoning us at our principal executive office: Kevin Kelly, Chief Accounting Officer, Controller and Secretary, Synthesis Energy Systems, Inc., Three Riverway, Suite 300, Houston, Texas 77056, telephone (713) 579-0606.

By Order of the Board of Directors,

Robert Rigdon
President and Chief Executive Officer

Appendix A
Share Purchase Agreement
Between
Synthesis Energy Systems, Inc.
China Energy Industry Holding Group Co., Limited
and
Zhongjixuan Investment Management Company Ltd.
March 31, 2011

Share Purchase Agreement
This Share Purchase Agreement (this “Agreement”) is made and entered into as of March 31, 2011, by and among the following (collectively, the “Parties”):
Synthesis Energy Systems, Inc. (“SES”), a Delaware corporation listed on the NASDAQ Global Market (“NASDAQ”), with its address at Three Riverway, Suite 300, Houston, Texas 77056, United States of America (“USA”);
Zhongjixuan Investment Management Company Ltd. (“ZJX”), a limited liability company incorporated and existing under the law of the People’s Republic of China (“PRC”), with its address at No.4 Building, No.7 Wanshou Road (West), Beijing, PRC; and
China Energy Industry Holding Group Co., Limited, a limited liability company (“China Energy”) incorporated and existing under the law of Hong Kong Special Administrative Region, PRC (“Hong Kong”) , with its address at Unit D 16/F Cheuk Nang Plaza 250 Hennessy RD Wanchai, Hong Kong.
WHEREAS, as of March 30, 2011, SES had 48,449,512 issued and outstanding shares of common stock, par value USD0.01 (in this Agreement “USD” shall mean the legal currency of the USA) per share (the “Common Stock”), outstanding options to acquire 6,462,455 shares of Common Stock and 969,745 shares of Common Stock reserved for future issuance pursuant to its incentive plan.
WHEREAS, pursuant to the terms and conditions of this Agreement, SES will agree to issue new shares of Common Stock (“New Shares”) to China Energy on the terms described below.
WHEREAS, pursuant to the terms and conditions of Clause 7.3 of this Agreement, ZJX shall directly or indirectly acquire 60% of the equity of China Energy.
WHEREAS, notwithstanding anything to the contrary in any documents which may be submitted to any governmental authorities in connection with this transaction, the Parties intend to comprehensively set forth in this Agreement all of the terms and conditions of this transaction.
NOW THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:
1.	Definitions

1.1
References to any statutory provisions shall, where the context so admits or requires, be construed as references to those provisions as respectively amended, consolidated, extended or re-enacted from time to time, and shall, where the context so admits or requires, be construed as including references to the corresponding provisions of any earlier legislation (whether repealed or not) directly or indirectly amended, consolidated, extended, or replaced thereby or re-enacted therein, which may be applicable to any relevant tax year or other period, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute.

1.2
Unless the context otherwise requires, words importing the singular only shall include the plural and vice versa, words importing one gender only shall include all other genders, and words importing natural persons shall include corporations and un-incorporated associations.

1.3	The recitals form an integral part of this Agreement and shall be construed and have the same full force and effect as if expressly set out in the body of this Agreement.

1.4	References herein to clauses are to clauses in this Agreement unless the context requires otherwise.

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1.5	a “business day” shall mean any day (other than a Saturday or a Sunday or other public holidays) on which banks are open for business in Hong Kong. A “day” shall mean a calendar day.

2.	Transactions

2.1	Payment of Consideration for New Shares

On the Closing Date (as defined in Clause 3 below), China Energy shall make the payment of USD83,822,568 (the “Consideration”) in a lump sum payment by wire transfer to a designated Hong Kong bank account held by the Escrow Agent (as defined in Clause 2.3.1 below).

2.2	Issuance of New Shares

Subject to the other terms and conditions under this Agreement, the New Shares should be issued and released pursuant to the following schedule:
2.2.1
On the Closing Date, SES shall issue 37,254,475 New Shares (“Closing Shares”) to China Energy and deliver the Closing Shares to the Escrow Agent and the Escrow Agent shall release such Closing Shares to China Energy pursuant to Clause 2.3.2.

2.2.2
Within twenty (20) business days after the accomplishment of the Milestone (as defined in Clause 2.2.3 below), SES shall further issue directly to China Energy an amount of New Shares (the “Milestone Shares”) which, when combined with the Closing Shares, equals sixty percent (60.0%) of the issued and outstanding Common Stock (including outstanding options or securities convertible to, or exercisable for shares of Common Stock, and all Common Stock reserved for future issuance pursuant to SES incentive plan) on a fully-diluted basis as of the date on which the Milestone is achieved.

2.2.3
For the purpose of the above, the Milestone (the “Milestone”) will be deemed to be achieved if the average closing price of the Common Stock for twenty (20) consecutive trading days equals USD8.00 per share (the “Threshold Price”) or above, provided that, the beginning of the twenty (20) consecutive trading days may only occur upon the occurrence of both (i) ZJX and/or China Energy has undertaken best endeavours to establish any of one of the MJVs as described in Clause 7.2.1 for SES; and (ii) the expiration of a 6 month period after the Closing Date.

2.3	Escrow Arrangement
2.3.1
Within 30 business days upon the signing of this Agreement, China Energy and SES shall jointly appoint a reputable law firm or accounting firm in Hong Kong as the escrow agent (“Escrow Agent”), which shall be responsible for releasing of the Consideration to SES and Closing Shares to China Energy, pursuant to the terms and conditions of this Agreement.

2.3.2
Within three (3) business days after receipt by the Escrow Agent of joint written instructions from ZJX, China Energy and SES confirming that all conditions precedent set forth in Clause 4 of this Agreement have been satisfied, the Escrow Agent shall release and wire transfer the full amount of the Consideration to a Hong Kong bank account designated by SES, and release and deliver the Closing Shares to China Energy.

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2.4	Failure to Achieve the Milestone

In the event that the Milestone is not achieved within a five (5) year period commencing on the Closing Date (such five years plus any extensions granted pursuant to this Clause 2.4 shall be referred to as the “Deadline” in this Agreement), and no Target Projects (as defined below) are secured by ZJX for SES by the Deadline, SES shall then have the sole discretion to extend or not extend the Deadline. If ZJX has secured Target Projects for SES prior to the Deadline, but the Milestone has not been achieved by the Deadline, SES shall agree to extend the period to achieve the Milestone by one year for each Target Project secured by ZJX for SES, provided that the Deadline cannot be extended beyond 10 years from the Closing Date. If the Deadline is not extended pursuant to this Agreement after it expires, China Energy’s rights to the Milestone Shares shall be relinquished.

For the purpose of the above, a Target Project (“Target Project”) shall mean either (i) the execution of a joint venture agreement, and other ancillary and necessary documents, related to the formation of a MJV (as defined in Clause 7.2.1), or (ii) securing for SES a coal resource project that is already in operation, a new coal chemical project or any other project that is approved by the Board of Directors of SES (the “SES Board”), each with a total investment of at least RMB1.5 billion (in this Agreement “RMB” shall mean the legal currency of the PRC).

2.5	Failure of Issuance of Milestone Shares for Regulatory Reasons

In the event that the Milestone is achieved in accordance with the terms and conditions of this Agreement but, pursuant to restriction or non-approval by any U.S.A governmental agency or competent regulatory authority, (i) the issuance of the Milestone Shares to China Energy is prevented from occurring or (ii) the ownership by China Energy of the Milestone Shares is required to be divested, SES shall be responsible to seek qualified third parties to purchase the right of China Energy to the Milestone Shares. In the event that such can not be accomplished within twelve (12) months (commencing from the date of the action of such U.S.A. governmental agency or competent regulatory authority preventing China Energy’s ownership of the Milestone Shares), then SES shall compensate China Energy for the Milestone Shares by making a payment in an amount equal to USD2.00 per share (the “Settlement Price”) for each Milestone Share. Such payment may be made by SES to China Energy in the form of cash or an equivalent amount of SES’s assets in the PRC. To avoid any doubt, if SES has paid the compensation described above, ZJX or China Energy should not further claim for the issuance of the Milestone Shares or make other claims under this Clause 2.5.

2.6
Notwithstanding anything to the contrary in this Agreement, the number of Milestone Shares, as well as the Threshold Price and Settlement Price for the Milestone Shares, shall be subject to proportionate adjustment in the event of a change in the capital structure of SES, including as a result of recapitalization, reclassification, stock split, reverse split, consolidation, conversion, etc.

3.	Closing

Subject to other terms and conditions under this Agreement, the closing (the “Closing”) of the payment of the Consideration by China Energy and the issuance of the Closing Shares shall take place on a day (the “Closing Date”) within ten (10) business days after satisfaction of all conditions precedent specified in Clause 4.

4.	Conditions Precedent

The consummation of the transactions for Closing shall be subject to the following conditions precedent:

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4.1	Representations and Warranties.

The representations and warranties by each Party contained in this Agreement shall be true and correct as of the Closing Date in all material respects as though made at such date (except to the extent that a representation and warranty speaks as of an earlier date, in which case such representation and warranty shall be true as of such earlier date).

4.2	Incorporation of China Energy.

China Energy has been duly incorporated and has obtained all necessary approvals to operate under the laws of Hong Kong.

4.3	Authorization and Approval.
4.3.1	The transactions contemplated in this Agreement shall have been approved and adopted by the stockholders of SES and China Energy.

4.3.2	The issuance of the New Shares shall have been duly authorized.

4.3.3	All other necessary third party consents and approvals for this Agreement shall have been obtained.
4.4	No Orders or Legal Proceedings.

There shall be no law, governmental order, or legal proceeding in effect or threatened which prohibits or restricts the transactions contemplated by this Agreement or imposes any restrictions on the Parties with respect thereto.

4.5	No Material Adverse Effect.

Since the execution of this Agreement, there shall have occurred no Material Adverse Effect (as defined in Clause 5.1.6 below) with respect to ZJX, China Energy or SES.

4.6	Covenants and Agreements.

ZJX, China Energy and SES shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at, or prior to, the Closing Date including, without limitation to, the appointment of the Escrow Agent.

4.7	Funds for Closing

Prior to Closing, China Energy shall provide, in favor of SES, a bank reference letter issued by a reputable bank in HK evidencing that China Energy has the necessary funds to perform the payment obligations under this Agreement, of which the form and the issuing bank should be mutually agreed upon by the Parties. In addition, China Energy shall also provide adequate materials evidencing that the funds are appropriately and legally obtained.

5.	Representations and Warranties

5.1	General Representations and Warranties

Each of the Parties (the “Warranting Party”) shall represent and warrant to the other (the “Warranted Party”) that:
5.1.1	Organization, Good Standing, Qualification, Legally Bound and Authorization.

The Warranting Party has been duly incorporated and organized, and is validly existing and in good standing under the laws of jurisdiction where it is incorporated and is legally bound by the terms of this Agreement. The Warranting Party has the corporate power and authority to (a) enter into and perform this Agreement, or any other agreement or document necessary for the performance of this Agreement, to (b) own and operate its properties and assets, and to (c) carry on its business as currently conducted and as presently proposed to be conducted.

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5.1.2	Compliance with Laws; No Violations

The Warranting Party is not in violation or default of any provisions of its Articles of Association and/or Bylaws, or other similar constituent document, and to its knowledge, except for any violations that individually or in the aggregate would have no material adverse impact on its business, it is in compliance with all applicable statutes, laws, regulations and executive orders of the PRC, Hong Kong, USA or other governmental bodies and agencies having jurisdiction over its business or properties. It has not received any notice of any violation of any such statute, law, regulation or order which has not been remedied. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or default, or be in conflict with or result in a violation or breach of, with or without the passage of time or the giving of notice or both, the Articles of Association and/or Bylaws, or other similar constituent document, any judgment, order or decree of any court or arbitrator to which the Warranting Party is a party or is subject, any agreement or contract of it, or, to its knowledge, a violation of any statute, law, regulation or order, or an event which results in the creation of any lien, charge or encumbrance upon any of its assets.

5.1.3	Permits

Except as disclosed in the Schedule of Exceptions (attached hereto as Appendix 1), the Warranting Party has obtained all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect its business, properties or financial condition and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. It is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

5.1.4	Consents and Third Party Approvals

Except as disclosed in the Schedule of Exceptions, the Warranting Party has obtained all necessary consents and/or third party approvals to execute, deliver and perform this Agreement.

5.1.5	Litigation

Except as disclosed in the Schedule of Exceptions, there is no action, suit, proceeding, claim, arbitration or investigation pending (or, to its knowledge, currently threatened) against the Warranting Party, its activities, properties or assets or, to its knowledge, against any officer, director or employee of it in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of. The Warranting Party has no knowledge of or belief that there is pending or threatened any claim or litigation against it contesting its right to produce, manufacture, sell, use or offer any product, process, method, substance, part or other material or service presently produced, manufactured, sold, used or offered or planned to be produced, manufacture, sold, used or offered by the Warranting Party. The Warranting Party has no knowledge or belief that or there exists, or there is pending or planned, any patent, invention, device, application or principle, which would materially adversely affect the condition, financial or otherwise, or the operations of the Warranting Party.

5.1.6	Absence of Material Adverse Effect and Other Changes

The Warranting Party knows of no information or fact or change of situation which has or could reasonably be expected to have a Material Adverse Effect (as defined below) on the financial condition, business or business prospects of the Warranting Party or on the legally binding effect of this Agreement on the Warranting Party, which has not been disclosed to the Warranted Party.

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For the purpose of this Agreement, a “Material Adverse Effect” shall mean that with respect to any Party, any event, condition, circumstance, change, effect, violation, inaccuracy or state of facts or other matter that (a) is, or would reasonably be likely to be, adverse to the business, operations (including results of operation), assets, liabilities or financial condition of such Party in an amount, individually or in the aggregate, exceeding USD10 million, or (b) impedes, or would reasonably be likely to impede, the ability of such Person to complete the transactions contemplated herein, but, as to (a) and (b), shall exclude any circumstance, change or effect resulting or arising from: (i) any change in general economic conditions in the industries or markets in which the Party operates (which changes, individually or in the aggregate, do not disproportionately affect such Party, taken as a whole); (ii) seasonal reductions in revenue and/or earnings of the Party in the ordinary course of business (which seasonal reductions, individually or in the aggregate, do not disproportionately affect such Party, taken as a whole); (iii) any adverse change, event or effect on the global energy industry as a whole (which changes, individually or in the aggregate, do not disproportionately affect such Party, taken as a whole); (iv) national or international political conditions, including any engagement in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack (which conditions, individually or in the aggregate, do not disproportionately affect such Party, taken as a whole); and (v) the entry into or announcement of this Agreement, actions contemplated by this Agreement, or the consummation of the transactions contemplated hereby.

5.1.7	Compliance with the Foreign Corrupt Practices Act

To the knowledge of the Warranting Party, neither itself nor any of its senior management or directors has taken any action in violation of the United States Foreign Corrupt Practices Act.
5.2	Representation and Warranties of ZJX

ZJX hereby further represents and warrants to SES that:
5.2.1	ZJX has the ability of coordinating public relationships and channels necessary to consummate the transactions and fulfill the covenants under this Agreement.
5.3	Representations and Warranties of China Energy

China Energy hereby further represents and warrants to SES that:
5.3.1	China Energy shall have the availability of adequate funds to consummate the transactions under this Agreement.

5.3.2
China Energy is duly incorporated and organized, and is validly existing under the laws of Hong Kong, and has the power and authority to enter into and perform this Agreement and any other agreement to which China Energy is a party.

5.4	Representation and Warranties of SES

SES hereby further represents and warrants to ZJX that:

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5.4.1	Capitalization.

All the outstanding and issued Common Stock of SES are duly authorized and validly issued, fully paid and non-assessable, and have been approved by all requisite corporate and stockholder action. Except as shown on the Schedule of Exceptions, there are no outstanding options, warrants, rights or agreements for the purchase or acquisition from SES of any Common Stock or any securities convertible into or ultimately exchangeable or exercisable for any Common Stock. To avoid any doubt, as of March 30, 2011, SES had 48,449,512 issued and outstanding shares of Common Stock, par value USD0.01, outstanding options to acquire 6,462,455 shares of Common Stock and 969,745 shares of Common Stock reserved for future issuance pursuant to its incentive plan.

5.4.2	Intellectual Property

Except as otherwise disclosed in the Schedule of Exceptions, SES (a) has legally valid rights to and ownership of all its intellectual property required for use in connection with its business and (b) does not use any intellectual property by contest of any other person and is not required to and does not make any payments to others with respect thereto. Except as otherwise disclosed in the Schedule of Exceptions, all of SES’s intellectual property are fully assignable free and clear of any encumbrances. SES has in all material respects performed all obligations required to be performed by it, and it is no in default in any material respect under any contract relating to any of the foregoing. SES has not received any notice to the effect (or is otherwise aware) that any intellectual property or any use thereof by SES conflicts with or allegedly conflicts with or infringes the rights of any third party.

6.	Covenants between Signing and Closing

Commencing from the execution of this Agreement and before the Closing Date, each Party shall use its reasonable endeavours to fulfill the following obligations:

6.1	conduct its respective business in the usual and ordinary course;

6.2
provide to the other Parties access to and information regarding its financial status, executives, consultants and organizational relationships including but limited to that SES shall provide ZJX and China Energy the financial information for the period between the signing of this Agreement and the Closing Date;

6.3	obtain or assist in obtaining all necessary consents and approvals for the transactions contemplated under this Agreement, including but not limited to all necessary regulatory approvals;

6.4
respond or assist in responding to those claims, inquiries or litigations, if any, filed by the stockholders of SES, China Energy or ZJX, in respect of the transactions contemplated under this Agreement;

6.5	in the case of SES, ensure that all New Shares have been duly authorized and are validly issued under all applicable laws and regulation; and

6.6	in the case of SES, ensure that all documents required by the Securities and Exchange Commission of the United States (the “SEC”) for the issuance of the New Shares are duly filed.

7.	Post-Closing Covenants and Agreements

7.1	Corporate Governance
7.1.1
As soon as practicable after the Closing Date, and until the date of (i) the achievement of the Milestone; or (ii) the expiration of the Deadline, whichever happens earlier, ZJX or China Energy shall have the right to appoint a Qualified Managing Director (“QMD”) and his/her successor(s), who should be comprehensively responsible for leading SES’s business in PRC. The qualification and employment terms and conditions of such

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QMD will be subject to the approval of the SES Board and such QMD shall agree to follow all applicable policies and procedures of SES, and the roles and responsibilities of such QMD are set out in Appendix 2 attached hereto. The roles and responsibilities of the QMD shall exclude: all global SES U-GAS® technology engineering, technology operations, technology licensing and other technology development activities, and the manufacturing of any core specialized gasification equipment related to such technologies.

7.1.2
As soon as practicable after the Closing Date, and until the date of (i) the achievement of the Milestone; or (ii) the expiration of the Deadline, whichever happens earlier, SES agrees to increase the size of the SES Board to eleven (11) directors and the SES Board agrees to nominate four (4) individuals identified by China Energy for service as directors on the SES Board. Upon the achievement of the Milestone, but not before the third anniversary of the Closing Date, SES shall take all reasonable actions to ensure that China Energy shall have the right to nominate a number of individuals representing one more than half of the directors (i.e. a simple majority) on the SES Board. For the avoidance of doubt, for so long as China Energy directly or indirectly owns any New Shares, China Energy and ZJX shall take and cause any and all action to be taken, including, without limitation, voting or consenting, or causing the voting or consenting, of the New Shares so that seven (7) of the eleven (11) directors on the Board are non-China Energy nominee directors; provided, however, that this obligation shall terminate on either (i) the third anniversary of the Closing Date, if the Milestone is achieved prior to that date, or (ii) the date on which the Milestone is achieved, if such date is subsequent to the third anniversary of the Closing Date. Election of such individuals identified by China Energy shall be made by the stockholders of SES. Any person appointed or elected to the SES Board must meet minimum criteria for service on the SES Board under applicable SES guidelines, U.S. securities laws and the rules and regulations of the NASDAQ, as determined in the reasonable discretion of the SES Board, and shall follow all applicable policies and procedures of SES.

7.1.3
On or prior to the later to occur of the fifth anniversary of the Closing Date or to the expiry date of the Deadline, China Energy shall not sell, assign or transfer any shares of Common Stock issued to it under this Agreement, and the key shareholders on the SES Board set forth in Appendix 3 herein shall not sell, assign or transfer any shares of Common Stock held by them as of the Closing Date so long as they remain on the SES Board. Notwithstanding this, the Parties agree that China Energy and the aforementioned key shareholders shall not be subject to these limitations after the six month anniversary of the achievement of the Milestone; provided, however that, even if the Milestone is achieved, until the fifth anniversary of the Closing Date, any sale, assignment or transfer of the Common Stock by China Energy must be for a price greater than USD8.00 per share. China Energy also acknowledges and agrees that any sale, assignment or transfer of shares of the Common Stock must comply with all applicable U.S. laws (including applicable U.S. stock exchange rules and regulations). China Energy further acknowledges and agrees that its right to nominate directors pursuant to Clause 7.1.2 above shall be reduced by one (1) director for every 10% reduction in ownership in SES pursuant to this Clause 7.1.3, provided, however, that China Energy shall have the right to nominate four (4) directors as long as its ownership in SES is no less than 40%.

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7.1.4
After the Closing Date, if SES proposes to issue any additional shares of its Common Stock in (i) a public or private offering ; (ii) pursuant to its employee and director stock incentive plans; or (iii) upon the exercise of any outstanding securities convertible to, or exercisable for shares of Common Stock, China Energy acknowledges and agrees that its ownership in SES could be diluted accordingly, however pursuant to Clause 2.2.2, SES shall issue directly to China Energy an amount of New Shares which, when combined with the Closing Shares, equals sixty percent (60.0%) of the issued and outstanding Common Stock (including outstanding options or securities convertible to, or exercisable for shares of Common Stock, and all Common Stock reserved for future issuance pursuant to SES incentive plan) on a fully-diluted basis as of the date on which the Milestone is achieved.

7.1.5
ZJX has the right to appoint a securities representative for China investor relations and public communications for SES, and SES shall also appoint a separate investor relations specialist (the “Investor Relations Specialist”), and both such securities representative and the Investor Relations Specialist shall work cooperatively together and develop a coordinated approach for investor relations and public communications and report to the CEO of SES, and shall agree to follow all applicable policies and procedures of SES. The qualification and employment terms and conditions of such securities representative and the Investor Relation Specialist will be subject to the approval of the SES Board.

7.1.6
Until the Deadline, except as permitted by this Agreement, none of ZJX, China Energy or any of their affiliates, shall, without the prior written consent of the disinterested SES Board, directly or indirectly, (a) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way assist any other person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities or rights to acquire any securities (or any other beneficial ownership thereof) or assets of SES or any of its subsidiaries (provided that the foregoing shall not apply to any acquisition of securities or assets under the terms hereof); (ii) any merger or other business combination or tender or exchange offer involving SES or any of its subsidiaries; (iii) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote with respect to any voting securities of SES, or any communication exempted from the definition of “solicitation” by Rule 14a-1(l)(2)(iv) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”); (b) form, join or in any way participate in a “group” (as defined under the Exchange Act) with respect to SES; (c) have any discussions or enter into any arrangements, understandings or agreements (oral or written) with, or advise, finance, assist or actively encourage, any third party with respect to any of the matters set forth in this Clause 7.1.6, or make any investment in any other person that engages, or offers or proposes to engage, in any of such matters; (d) take any action which might cause or require SES, China Energy or ZJX and/or their affiliates to make a public announcement regarding any of the types of matters set forth in this Clause 7.1.6; or (e) disclose any intention, plan or arrangement relating to any of the foregoing.

7.1.7
After the Closing Date, SES shall, within 60 days after receiving a written request from China Energy, prepare and file with the SEC a registration statement on Form S-3 relating to sales of the Closing Shares by China Energy provided that all costs and expenses of SES relating to the preparation and filing of such registration statement shall be borne by China Energy, however, all costs and expenses relating to the first time preparation and filing of the registration statement with the SEC should be borne by SES. If SES is unable to include the entire amount of the Closing Shares on a registration statement on Form S-3 due to the rules and regulations of the SEC, SES shall only be obligated to include up to the number of Closing Shares which is permissible under the rules and regulations of the SEC.

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In addition, after the issuance of the Milestone Shares, SES shall, within 60 days after receiving a written request from China Energy, prepare and file with the SEC a registration statement on Form S-3 relating to sales of the Milestone Shares by China Energy provided that all costs and expenses of SES relating to the preparation and filing of such registration statement shall be borne by China Energy.

The rights of China Energy pursuant to this Clause 7.1.7 shall at all times be subject to the restrictions on sale, assignment and transfer set forth in Clause 7.1.3.
7.2	Other Post-Closing Covenants and Agreements
7.2.1	ZJX will use its reasonable endeavours to create at least four Major Joint Ventures (“MJVs”) in the major products that SES U-GAS® Technology makes possible and that are most economical.
7.2.1.1	Funding for each MJV will be approximately 20 billion RMB, and total funding for the four MJVs will be approximately 80 billion RMB.

7.2.1.2
Each MJV will have equity from a strategic investor from the industry for the relating product in the PRC (“Strategic Investor”) plus highly favorable loans including interest-free facilities so as to ensure the success of the MJV projects.

7.2.1.3	The first MJV would be for Synthetic Natural Gas (“SNG”) projects.

7.2.1.4	Other MJVs currently planned should include the following 3 areas:
(a)	Methanol to Gasoline (“MTG”) Projects;

(b)	Fertilizer Projects; and

(c)	Electric Power Projects.
7.2.1.5	Each of the above MJVs is envisioned to be funded by the relevant Strategic Investor plus bank financing to total 20 Billion RMB.

7.2.1.6	SES would be part owner of each MJV via a carry provided by the Strategic Investor as part of SES’s development of and provision of technology for the particular projects:
(a)	SES’s carried ownership is targeted at 35% of each MJV; and

(b)	Each project will be fully funded by its respective Strategic Investor if required by SES.
7.2.1.7
ZJX will help SES work with the Strategic Investors to obtain long term purchase commitments for the products of the respective MJVs mentioned above (i.e. SNG, gasoline, fertilizers and electric power) after government approval and prior to the start of construction of each such project.

7.2.2	ZJX shall actively work with SES, to effectively communicate with current stockholders of SES concerning the background and overview of the aforesaid projects.

7.2.3	SES and ZJX would also discuss and determine a long-term plan for SES’s China operations to be listed on either the Mainland PRC markets or the Hong Kong Stock Exchange in the future.

7.2.4	SES shall ensure, subject to the discretion and approval of the SES Board, the Consideration net of cost and expenses, shall fully be applied to a selection of the following items or projects:

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7.2.4.1	Payment of the costs and expenses relating to the first time filing and preparation of the registration statement with the SEC as described in Clause 7.1.7;

7.2.4.2	Incorporation of a PRC Headquarter of SES to consolidate the ownership of investment projects of SES in PRC under one entity and enhance SES’s presence in PRC and provide its working capital needs;

7.2.4.3	Investing in the expansion project of SES’s existing joint venture in Zaozhuang PRC;

7.2.4.4	Investing to raise SES ownership interests in Phase I of existing SES’s joint ventures in Yima, Henan (the “Yima Project”);

7.2.4.5	Acquiring an ownership interest in a coal mine in Yima that will provide raw material coal to the Yima Project;

7.2.4.6	Investing in the Golden Concord project (i.e. the SES-GCL (Inner Mongolia) Coal Chemical Co., Ltd.) of SES located in Xilinhaote of Inner Mongolia;

7.2.4.7	Other PRC projects that may be recommended to the SES Board from time to time;

7.2.4.8	All capital and expense requirements for the operation and business of SES in PRC.
7.2.5
ZJX will use its reasonable endeavours to assist SES to obtain third party funding (third party direct equity investment in projects or debt financing to the projects) to (a) cover funding needs of the above projects not already satisfied by the Consideration, (b) provide funding for SES to invest in Phase 2 and Phase 3 of the Yima Project; (c) invest in strategic coal resources in China connected to SES projects; and (d) provide funding for SES to invest in other new SES investment projects in PRC not listed above and assist SES to obtain third party’s investment in any of SES’s project in any other manner.

7.3	Acquisition of China Energy

Within two (2) years after the Closing Date, ZJX shall directly or indirectly acquire no less than 60% equity of China Energy, ZJX shall ensure that such acquisition shall be in full compliance with the laws and regulation of PRC and Hong Kong, and all necessary approvals and authorizations shall be obtained.

8.	SURVIVAL; TERMINATION

8.1	Survival

The representations and warranties of the Parties as set out in Clause 5 shall survive the Closing Date until the second anniversary of the Closing Date after which no Party may make a claim against the other Party for a breach of representations and warranties.

8.2	Termination

This Agreement may be terminated upon the occurrence of any of the following:
8.2.1	by any Party if any governmental authority shall have issued an order, decree or ruling enjoining or otherwise prohibiting the transactions contemplated by this Agreement;

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8.2.2	by any Party, if the stockholder meeting of SES is called and the required stockholder approval is not obtained;

8.2.3
by any Party, if there shall have been a breach of any other Party’s covenants, agreements, representations or warranties set forth in this Agreement which breach, either individually or in the aggregate, would result in the failure of any Condition Precedent as set out in Clause 4;

8.2.4
by any Party, if the Closing Date does not occur within 150 days after the signing of this Agreement, provided that such date can be extended by mutual agreement in writing of the Parties to the extent that the Closing Date is delayed by any investigation, review, approval or similar procedures required by any U.S.A governmental agency or competent authority for the consummation of the transactions under this Agreement, as long as SES has notified ZJX and China Energy of the potential occurrence of such delay and has provided to ZJX and China Energy the relevant evidence; or

8.2.5	at any time upon the mutual agreement of the Parties.
9.	Confidentiality

Each Party recognises and affirms that any oral or written information exchanged between the Parties with respect to the subject matter of this Agreement as well as any oral or written information concerning U-GAS® technology disclosed or to be disclosed by SES to ZJX and China Energy are strictly confidential. Each Party shall keep all such information in strictest confidence and shall not disclose any information to any third party without the prior written consent of the Party that provided such information, except if such information is:

(a)	made available to the public (but not as a result of unauthorised disclosure into the public domain of such information by the Party receiving the information);

(b)	required to be disclosed by any applicable law, rule or regulation, provided the disclosing Party should notify the other Parties of the disclosed content prior to the disclosure; and/or

(c)
made available by any Party to its employees, officers, legal or financial advisers or other in connection with any of the transactions contemplated under this Agreement and that such employees, officers, legal and/or financial advisers be bound by confidentiality obligations similar to those set out in this Clause 9.

10.	Notices

All notices, claims, certificate, requests, demands and other communications under this Agreement shall be made in writing and shall be delivered by hand or sent by telecopy, or sent, postage prepaid, by reputable overnight courier services, and shall be deemed given when so delivered by hand, or in the case of a telecopy, upon receipt of a confirmed transmittal receipt, or if sent by overnight courier, five (5) calendar days after delivery to or pickup by the overnight courier service to the Parties at the addresses (or at such other address for a Party as shall be specified by like notice) shown on Appendix 4.

11.	Non-Competition

For as long as ZJX or China Energy holds shares of the Common Stock, directly or indirectly, ZJX and China Energy shall not:

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(a)
directly or indirectly purchase or otherwise acquire any ownership interest in and/or any assets of any third party other than SES which is engaging in activities that are competing with SES U-GAS® coal gasification technology;

(b)	render any technical, financial, marketing or sales assistance to any third party which is engaging in activities that are competing with SES U-GAS® coal gasification technology; or

(c)	develop, market, provide financing for and/or sell a solution or other technology product that competes with SES.
12.	Miscellaneous

12.1
Successors and Assigns; Third-Party Beneficiaries. Unless otherwise agreed to by the Parties, no Party shall assign any of its rights or obligations hereunder. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors any rights or remedies.

12.2	Governing Law. This Agreement shall be governed by and construed under the laws of Hong Kong, without regard to principles of conflicts of law thereunder.

12.3	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12.4	Headings and Titles. Headings and titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

12.5	Dispute Resolution.
12.5.1
Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall be resolved through consultation. Such consultation shall begin immediately after one Party hereto has delivered to the other Parties hereto a written request for such consultation. If within 60 days following the date on which such notice is given the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of any Party with notice to the other Parties.

12.5.2
The arbitration shall be conducted in Hong Kong under the auspices and rules of the Hong Kong International Arbitration Center (the “HKIAC”). There shall be three arbitrators. The claimant in the arbitration shall appoint one arbitrator, and the respondent shall appoint one arbitrator. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The two arbitrators shall select the third arbitrator. The Parties agree that none of such arbitrators shall be a citizen of PRC, U.S.A, Taiwan China, Hong Kong or Macau China. If either the claimants or the respondents do not appoint an arbitrator who has consented to participate within 30 days after receiving the arbitration notice, the relevant appointment shall be made by the HKIAC.

12.5.3
The arbitration proceedings shall be conducted both in English and Chinese. The arbitration tribunal shall apply the Rules of the HKIAC in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Clause 12.5, including the provisions concerning the appointment of arbitrators, the provisions of this Clause 12.5 shall prevail.

12.5.4	The arbitrators shall decide any dispute submitted by the Parties to the arbitration strictly in accordance with the substantive law of Hong Kong and shall not apply any other substantive law.

12.5.5
Each Party shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

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12.5.6	The award of the arbitral tribunal shall be final and binding upon the disputing Parties, and any prevailing Party may apply to a court of competent jurisdiction for enforcement of such award.

12.5.7	Any Party shall be entitled to seek preliminary injunctive relief, if possible, from a competent court of Hong Kong pending the constitution of the arbitral tribunal.
12.6
Entire Agreement; Amendments and Waivers. This Agreement (including the Appendices hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively), only with the mutual written consent of all the Parties.

12.7
Force Majeure. If a Force Majeure occurs, to the extent that any contractual obligation in this Agreement of any Party cannot be performed as a result of such event, such contractual obligation shall be suspended while the Force Majeure subsists and the due date for performance thereof shall be automatically extended, without penalty, for a period equal to such suspension.

12.8
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.9	Further Assurances. The Parties agree to execute such further instruments and to take such further actions as may be reasonably necessary to carry out the intent of this Agreement.

12.10
Taxes and Costs. Each of the Parties shall pay its own taxes, costs and expenses incidental to the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby and thereby, including, but not limited to, all applicable taxes, the fees, expenses and disbursements of its investment bankers, accountants and counsel and of securing third party consents and approvals required to be obtained by it.

12.11	This Agreement is written both in English and Chinese. Both versions shall have the same effect in all aspects.

12.12	This Agreement shall become effective upon the execution of both the English and the Chinese versions of this Agreement by the Parties hereto.

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IN WITNESS OF, this Agreement has been signed by the Parties (or their duly authorized representatives) on the date stated at the beginning of this Agreement.

On behalf of Synthesis Energy Systems, Inc.
/s/ Robert Rigdon

By: Robert Rigdon
On behalf of Zhongjixuan Investment Management Company Ltd.
/s/ Feng Feng

By: Feng Feng

On behalf of China Energy Industry Holding Group Co., Limited
/s/ Zhao Chuan Qi

By: Zhao Chuan Qi

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Appendix B
March 30, 2011
Board of Directors
Synthesis Energy Systems, Inc.
Three Riverway, Suite 300
Houston, Texas 77056
Members of the Board of Directors:
Roth Capital Partners, LLC (“Roth”) understands that China Industry Holdings Group Co., Limited, a limited liability company incorporated and existing under the law of Hong Kong Special Administrative Region, PRC (“China Energy”), Zhongjixuan Investment Management Company Ltd. (“ZJX”), a limited liability company incorporated and existing under the law of the People’s Republic of China (“PRC”), and Synthesis Energy Systems, Inc., a Delaware corporation (“SES”), propose to enter into a Share Purchase Agreement (the “Agreement”) pursuant to which China Energy will make a strategic investment in SES (the “Strategic Investment”). In connection with the Strategic Investment, the following transactions will occur:
1.	On the Closing Date, China Energy will pay SES USD$83,822,568 in cash;
2.	On the Closing Date, SES will issue to China Energy 37,254,475 shares of common stock of SES (the “Closing Shares”); and
3.	Within twenty (20) business days after the accomplishment of the Milestone within certain time limits, as defined in the Agreement, SES will issue to China Energy an additional number of shares of common stock of SES which, when combined with the Closing Shares, will equal sixty percent (60.0%) of the issued and outstanding shares of common stock of SES (including outstanding options or securities convertible to, or exercisable for shares of common stock, and all shares of common stock reserved for future issuance pursuant to option or other incentive plans of SES) on a fully-diluted basis as of the date on which the Milestone is achieved.
You have asked us to render our opinion with respect to the fairness, from a financial point of view, to SES of the consideration to be paid to SES pursuant to the Agreement.
For purposes of the opinion set forth herein, we have, among other things, reviewed a draft of the Agreement received by us on March 29, 2011, and also:
(i)	reviewed certain publicly available business and financial information of SES that we deemed to be relevant to our inquiry;
(ii)	reviewed certain financial forecasts of SES prepared by its management (the “Forecasts”);

Synthesis Energy Systems, Inc.
March 30, 2011

(iii)	discussed the past and current operations, financial condition and prospects of SES with management of SES;
(iv)	reviewed the reported prices and trading activity for SES common stock;
(v)	compared the financial performance of SES, and the prices and trading activity of SES’s common stock, with that of certain publicly traded companies we deemed relevant;
(vi)	compared certain financial terms of the Strategic Investment to financial terms, to the extent publicly available, of certain other business combination transactions we deemed relevant and;
(vii)	performed such other analyses and considered such other factors as we have deemed appropriate.
We have also considered such other information, financial studies, analyses and investigations, and financial, economic and market criteria which we deemed relevant.
In conducting our review and arriving at our opinion, with your consent, we have not independently verified any of the foregoing information, and we have assumed and relied upon such information being accurate and complete in all material respects, and we have further relied upon the assurances of management of SES that they are not aware of any facts that would make any of the information reviewed by us inaccurate, incomplete or misleading in any material respect. With respect to the Forecasts, we have assumed, upon the direction of SES management, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management as to the future financial performance of SES. We have not been engaged to assess the achievability of any projections or the assumptions on which they were based, and we express no view as to such projections or assumptions. In addition, we have not assumed any responsibility for any independent valuation or appraisal of the assets or liabilities, including any ongoing litigation and administrative investigations, of SES, nor have we been furnished with any such valuation or appraisal, nor have we evaluated the solvency or creditworthiness of SES, ZJX or China Energy under any applicable law relating to bankruptcy, insolvency, fraudulent transfer or similar matters. We express no opinion regarding the liquidation value of SES or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which SES or any of its affiliates is a party or may be subject, and at the direction of SES and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of SES.

Synthesis Energy Systems, Inc.
March 30, 2011

We also have assumed, with your consent, that the Strategic Investment will be consummated upon the terms set forth in the Agreement and any related documents (the “Transaction Documents”) and in compliance with the applicable provisions of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended, and all other applicable federal, state and local statutes, rules, regulations and ordinances, that such Transaction Documents are enforceable in accordance against each of parties thereto in accordance with their respective terms, that the representations and warranties of each party in the Transaction Documents are true and correct, that each party will perform on a timely basis all covenants and agreements required to be performed by it under the Transaction Documents and that all conditions to the consummation of the Strategic Investment will be satisfied without waiver thereof. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Strategic Investment will be obtained in a manner that will not adversely affect SES or the contemplated benefits of the Strategic Investment. We have further assumed that the Transaction Documents when signed will conform to the last drafts of the Transaction Documents provided to us in all respects material to our analysis, and that the Strategic Investment will be consummated in all material respects as described in the last drafts of the agreements reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Transaction Documents will be obtained and that, in the course of obtaining any of those consents and approvals, no modification, delay, limitation, restriction or condition will be imposed or waivers made that would have an adverse effect on SES or on the contemplated benefits of the Strategic Investment.
Our opinion addresses only the fairness, from a financial point of view, to SES, of the consideration to be paid by China Energy pursuant to the Agreement. Our opinion does not in any manner address any other aspect or implication of the Strategic Investment or any agreement, arrangement or understanding entered into in connection with the Strategic Investment or otherwise, including, without limitation, the fairness of the amount or nature of, or any other aspect relating to (i) any compensation to any officers, directors or employees of any party to the Strategic Investment, or any class of such persons or (ii) the Agreement. Our opinion also does not address the relative merits of the Strategic Investment as compared to any alternative business strategies that might exist for SES, the underlying business decision of SES to proceed with the Strategic Investment, or the effects of any other transaction in which SES might engage. Our opinion is necessarily based on economic, market and other conditions as they exist and can be evaluated on, and the information made available to us on, the date hereof. We express no opinion as to the underlying valuation, future performance or long-term viability of SES. Further, we express no opinion as to the prices at which shares of SES common stock will trade at any time in the future. It should be understood that, although subsequent developments may affect our opinion, we do not have any obligation to update, revise, reaffirm or withdraw our opinion, or otherwise comment on or consider events occurring after the date hereof, and we expressly disclaim any responsibility to do so.
We have acted as financial advisor to SES for the purpose of advising SES on the Strategic Investment as well as providing an independent fairness opinion in connection with the Strategic Investment. We will receive a fee for our services, one half of which is contingent upon rendering this opinion and one half of which is contingent upon closing of the Strategic Investment. The fee for this opinion is not contingent upon the consummation of the Strategic Investment. SES has agreed to indemnify us for certain liabilities and other items arising out our engagement and to reimburse us for certain expenses in connection with our services.

Synthesis Energy Systems, Inc.
March 30, 2011

Roth, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are currently providing and may in the future provide investment banking and other financial services to SES for which we would expect to receive compensation. We have not otherwise had a material relationship with, nor otherwise received fees from, SES or any other parties to the Strategic Investment during the two years preceding the date hereof. We may, in the future, provide investment banking and financial advisory services to SES, other parties to the Strategic Investment or entities that are affiliated with SES or other parties to the Strategic Investment, for which we would expect to receive compensation. We are a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates’ own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of SES and the other parties to the Strategic Investment, and, accordingly, may at any time hold a long or a short position in such securities.
It is understood that this letter is solely for the information of the Board of Directors of SES in connection with its evaluation of the Strategic Investment and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Strategic Investment. This opinion may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. In furnishing this opinion, we do not admit that we are experts within the meaning of the term “experts” as used in the Securities Act and the rules and regulations thereunder, nor do we admit that this opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act. Furthermore, this opinion shall not be construed as creating or implying the existence of any fiduciary duty on Roth’s part to any party.
The issuance of this opinion was approved by our fairness opinion committee.
On the basis of and subject to the foregoing, and such other factors as we deemed relevant, we are of the opinion as of the date hereof that the consideration to be paid by China Energy pursuant to the Agreement is fair to SES from a financial point of view.
Very truly yours,
ROTH Capital Partners

SYNTHESIS ENERGY SYSTEMS, INC.

Electronic Voting Instructions
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VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. ☒	• Follow the instructions provided by the recorded message.

Special Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A Proposals — The Board of Directors recommends a vote FOR Proposal 1.

		For	Against	Abstain

1.	To approve the proposed sale to China Energy Industry Holdings Group Co. Ltd. in a private placement transaction of shares of the Company’s common stock, which would result in a change of control under applicable NASDAQ Listing Rules.	☐	☐	☐

B Non-Voting Items
Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
The Notice of Meeting, proxy statement and proxy card are available at www.synthesisenergy.com.
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy — Synthesis Energy Systems, Inc.

Three Riverway, Suite 300
Houston, TX 77056
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Robert Rigdon and Kevin Kelly as the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Synthesis Energy Systems, Inc. held of record by the undersigned on XXXXXXX XX, 2011 at the Special Meeting of Stockholders to be held at the Company’s headquarters located at Three Riverway, Suite 300, Houston, TX 77056, on XXXXXXX XX, 2011, or any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)